                                                                    EXHIBIT 4.12

                                                                  EXECUTION COPY

          INDENTURE dated as of March 16, 2005, between REVLON CONSUMER PRODUCTS
CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK NATIONAL
ASSOCIATION, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

                   Definitions and Incorporation by Reference

          Section 1.1 Definitions.

          "8 1/8% Senior Notes Due 2006" means the Company's 8 1/8% Senior Notes due 2006 and any notes exchanged therefor.

          "8 5/8% Senior Subordinated Notes Due 2008" means the Company's 8 5/8%
Senior Subordinated Notes due 2008 and any notes exchanged therefor.

          "9% Senior Notes Due 2006" means the Company's 9% Senior Notes due
2006 and any notes exchanged therefor.

          "Additional Assets" means: (a) any property (other than cash, Cash
Equivalents and securities) to be owned by the Company or any Subsidiary of the
Company (other than a Non-Recourse Subsidiary) and used in a Permitted Business;
or (b) Capital Stock of a Person that is a Subsidiary or becomes a Subsidiary of the Company (other than a Non-Recourse Subsidiary) as a result of the acquisition of such Capital Stock by the Company or a Subsidiary of the Company
(other than a Non-Recourse Subsidiary) from any Person other than the Company or a Subsidiary of the Company; provided, however, that such Subsidiary is primarily engaged in a Permitted Business.

          "Additional Notes" means 9 1/2% Senior Notes Due 2011 issued from time to time after the Issue Date under the terms of this Indenture (except for the
Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Original Notes pursuant to Section 2.7, 2.8, 2.9 or
3.6 or Appendix A).

          "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified
Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and

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policies of such Person whether by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

          "Allocable Excess Proceeds" means, with respect to any Prepayment
Offer being made with any Excess Proceeds, the product of:

          (a)  such Excess Proceeds and

          (b)  a fraction,

               (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of such Prepayment Offer, and

               (2) the denominator of which is the sum of the aggregate
principal amount of the Notes outstanding on the date of such Prepayment Offer and the aggregate principal amount of other Debt of the Company or a Subsidiary
Guarantor outstanding on the date of such Prepayment Offer that is Pari Passu
Debt and subject to terms and conditions in respect of Asset Sales that require the Company or such Subsidiary Guarantor to make an offer to repurchase such
Debt out of the proceeds of the Asset Sale which shall have caused the Company to make such Prepayment Offer.

          "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such
Note at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on April 1, 2008 (such redemption price being described in the first paragraph of Section 5 of Exhibit
1 to Appendix A, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through April 1, 2008, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Note at such time.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Subsidiary of the Company (other than a
Non-Recourse Subsidiary), including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a) any shares of Capital Stock of a Subsidiary of the Company (other than a Non-Recourse Subsidiary) (other than directors' qualifying shares or employee stock options), or

          (b) any other property of the Company or any Subsidiary of the Company
(other than a Non-Recourse Subsidiary) outside of the ordinary course of business of the Company or such Subsidiary,

          other than, in the case of clause (a) or (b) above,

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               (1) any disposition by a Subsidiary of the Company (other than a
Non-Recourse Subsidiary) to the Company or by the Company or a Subsidiary of the
Company (other than a Non-Recourse Subsidiary) to a Wholly Owned Recourse
Subsidiary;

               (2) any disposition (A) that constitutes a Restricted Payment permitted by Section 4.5 (or is not a Restricted Payment by virtue of the definition thereof) or (B) of all or substantially all the assets of the Company or a Subsidiary Guarantor in accordance with Article V;

               (3) any disposition in any single transaction or any series of related transactions of property for aggregate consideration of less than
$5,000,000;

               (4) the disposition of cash, Cash Equivalents or the foreign equivalent of Cash Equivalents;

               (5) any foreclosure upon any assets of the Company or any
Subsidiary of the Company (other than a Non-Recourse Subsidiary) in connection with the exercise of remedies by a secured lender pursuant to the terms of Debt otherwise permitted to be incurred under this Indenture;

               (6) the sale of the Capital Stock, Debt or other securities of a
Non-Recourse Subsidiary; and

               (7) the disposition, in any single transaction or any series of related transactions, not in the ordinary course of business, of obsolete, worn-out or otherwise unsuitable assets, properties or plants or excess equipment in an amount not to exceed $10,000,000.

Notwithstanding the foregoing, if at any time, the aggregate Fair Market Value of assets disposed by the Company to its Subsidiaries (other than any Subsidiary
Guarantors) since the Issue Date, other than (A) Permitted Investments comprised of cash or Cash Equivalents (or the foreign equivalent of Cash Equivalents) or
Permitted Investments of the type described in clause (e) of the definition of
Permitted Investments that are made in the ordinary course of business consistent with past practice, (B) dispositions pursuant to clauses (2), (3),
(6) or (7) of this definition, (C) dispositions by the Company to a Wholly Owned
Recourse Subsidiary of raw materials to be used in the manufacture of finished goods, of finished goods and of work in process, (D) dispositions constituting
Asset Sales and (E) dispositions of the Capital Stock of any Subsidiary to any
Wholly Owned Recourse Subsidiary, exceeds 10% of Consolidated Total Assets, all asset dispositions in excess thereof (other than asset dispositions described in clauses (A), (B), (C), (D) or (E) of this definition) shall be treated as Asset
Sales subject to the restrictions set forth in Section 4.7. For purposes of this paragraph, the Fair Market Value of assets so transferred at any time shall be calculated by using the sum of the Fair Market Value of each asset disposition as of the date of its disposition.

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          "Bank Debt" means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the
Company), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.3.

          "Board of Directors" means, with respect to any Person, the Board of
Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred
Stock, but excluding any debt securities convertible into or exchangeable for such equity.

          "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the
United States federal government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank or any other financial institution having capital and surplus in excess of $500,000,000, (c)
repurchase obligations of any commercial bank or any other financial institution satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (d)
commercial paper of a domestic issuer rated (on the date of acquisition thereof)
at least "A-2" by S&P or "P-2" by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated (on the date of acquisition thereof) at least "A" by S&P or "A" by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank or

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any other financial institution satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds having assets in excess of $250,000,000 and having an investment policy that requires substantially all of the invested assets of such fund to be invested in assets satisfying the requirements of clause (a) of this definition, (h) shares of money market mutual or similar funds having assets in excess of $500,000,000 and having an investment policy that requires substantially all of the invested assets of such fund to be invested in assets satisfying the requirements of any clause of this definition, (i) guaranteed investment contracts of any financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency and maturing one year or less from the date of acquisition thereof, (j) any other debt instruments of any Person (other than an Affiliate of the Company)
which instruments are rated (on the date of acquisition thereof) at least "A",
"A2", "A-1" or "P-1" or the equivalent by any Rating Agency and maturing one year or less from the date of acquisition thereof, (k) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a Dutch auction or other similar method every
35 days or (l) auction preferred shares which are senior securities of leveraged closed and municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof)
of at least "A" or "A2" or the equivalent by any Rating Agency.

          "Change of Control" means the occurrence of any of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the
     Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted
     Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of
     Directors of the Company (for the purposes of this clause (i), such other person will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person beneficially owns, directly or indirectly, more than 50% of the voting power of the
     Voting Stock of such parent corporation and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the
     Company (together with any new directors whose election by such Board of
     Directors or whose nomination for election by the shareholders of the
     Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination

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     for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (iii) a "Change of Control" shall have occurred under, and as defined in, the indenture governing the 8 5/8 Senior Subordinated Notes Due 2008 or any other Subordinated Obligations so long as such 8 5/8 Senior
     Subordinated Notes Due 2008 or Subordinated Obligations are outstanding.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Revlon Consumer Products Corporation, a Delaware corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

          "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated
Interest Expense for such period; provided, however, that (1) if the Company or any Subsidiary of the Company has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, an
issuance of equity or the receipt of a cash capital contribution which is used to reduce Debt or the receipt of a capital contribution in the form of Debt of the Company or any Subsidiary, or any of them, EBITDA and Consolidated Interest
Expense for such period shall be calculated after giving effect on a Pro Forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt, equity or capital contribution as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary of the Company shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and
Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary of the Company Refinanced or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sales for such period (or if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale) or
(3) if since the beginning of such period the Company or any Subsidiary of the
Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, or shall have Issued Debt, the net proceeds of which are intended to be used to make such

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an Investment or acquisition and prior thereto, such proceeds are placed in escrow for such purpose, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving Pro Forma effect thereto (including the
Issuance of any Debt), as if such Investment or acquisition occurred on the first day of such period. If any Debt bears a floating rate of interest and is being given Pro Forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Debt).

          "Consolidated Interest Expense" means, for any period, the sum of (a)
the interest expense, net of any interest income, of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred
Stock dividends in respect of Preferred Stock of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) held by Persons other than the Company or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of the Company and its
Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest, it being understood that Consolidated Interest Expense shall not include (1)
amounts written off in respect of deferred financing and debt incurrence costs and (2) deferred financing fees in connection with the Issuance of the Notes and the use of proceeds thereof.

          "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income
(or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such
Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business;
(v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders;
(vi) any net income or loss of any Non-Recourse Subsidiary, except that such
Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during

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such period to such Person as a dividend or other distribution; (vii) the cumulative effect of any change in accounting principles or change in accounting rules; (viii) gains and losses on early extinguishment of Debt; (ix) noncash goodwill or asset impairment charges incurred after the Issue Date and (x)
noncash charges taken by the Company in respect of the issuance of Capital Stock or stock appreciation rights of Parent based on compensation to directors or employees of the Company or its Subsidiaries for compensation or for repricing of outstanding stock options of such directors or employees; provided, however, that in using Consolidated Net Income for purposes of calculating the
Consolidated EBITDA Coverage Ratio or Pro Forma EBITDA at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

          "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to
Exchangeable Stock.

          "Consolidated Total Assets" means the total consolidated assets of the
Company and its Subsidiaries, as shown on the most recently consolidated balance sheet (excluding the footnotes thereto) of the Company.

          "Credit Agreement" means the Credit Agreement dated as of July 9, 2004 among the Company, certain local borrowing subsidiaries, Citicorp USA, Inc. and
UBS Securities LLC, as agents, and the Lenders named therein, as the same may be amended, restated, supplemented, otherwise modified or replaced.

          "Debt" of any Person means, without duplication,

          (i) the principal of and premium (if any) in respect of (A)
     indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii)
     above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon

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     or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of the Company, any Preferred
     Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such
     Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described in
Section 6.1(a)(vi), 6.1(a)(vii), 6.1(a)(viii) or 6.1(a)(ix) has occurred and is continuing.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Subsidiaries (other than its Non-Recourse
Subsidiaries) in connection with an Asset Sale that is designated as "Designated
Noncash Consideration" pursuant to an Officers' Certificate executed by the
Chief Financial Officer of the Company or a resolution of the Board of Directors of the Company, as applicable. Such Officers' Certificate or resolution shall state the Fair Market Value of such non-cash consideration and the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

          "EBITDA" means, for any period, the Consolidated Net Income of the
Company for such period, plus the following to the extent included in calculating such

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Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest
Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period), (vi)
foreign currency gains or losses, (vii) gains and losses on the sale of assets,
(viii) restructuring charges that appear in the Company's financial statements for such period and (ix) other non-recurring one-time charges and miscellaneous expenses taken in such period to the extent that such other charges and expenses are associated with the Company's growth plan and margin transformation initiatives, as determined in good faith by the Company's principal financial officer or principal accounting officer in consultation with the Company's certified independent auditors.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer Registration Statement" has the meaning ascribed thereto in the Registration Agreement.

          "Exchangeable Stock" means any Capital Stock of a Person which by its terms or by the terms of any security for which it is exchangeable at the option of the holder (other than Capital Stock of such Person which is neither
Exchangeable Stock nor Redeemable Stock) or otherwise is convertible or exchangeable at the option of the holder thereof for Debt, Exchangeable Stock or
Redeemable Stock on or prior to the date that is one year after the Stated
Maturity of the Notes; provided, however, that only the portion of the Capital
Stock which so matures or is so convertible or exchangeable prior to such date shall be deemed to be Exchangeable Stock; provided, further, however, that any
Capital Stock that would constitute Exchangeable Stock solely because the holders thereof have the right to require the Company or a Subsidiary of the
Company (other than a Non-Recourse Subsidiary) to exchange such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture)
shall not constitute Exchangeable Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Company and the Subsidiaries (other than
Non-Recourse Subsidiaries) may not exchange any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable)
pursuant to such provision prior to compliance by the Company with Section 4.7 and Section 4.9 and such repurchase or redemption complies with Section 4.5.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. A Fair Market
Value greater than $5,000,000, but less than $20,000,000, shall be determined in good faith by an Officer of the Company, the determination of which shall be conclusive and evidenced by an Officer's Certificate (including as to the value of all non-cash consideration). A Fair Market Value equal to or in excess of
$20,000,000 shall be determined in good faith by the Board of Directors of the
Company, whose determination shall be conclusive and

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evidenced by a resolution of such Board of Directors (including as to the value of all non-cash consideration); provided, however, that in making any such determination the Board of Directors shall be entitled to rely on the advice it receives from the chief accounting officer and chief financial officer of the
Company, and shall not be required to consult with any independent third party or have such determination approved by an independent third party.

          "Foreign Subsidiary" means any Subsidiary of the Company which (i) is organized under the laws of any jurisdiction outside of the United States, (ii)
is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands.

          "GAAP" means generally accepted accounting principles in the United
States as in effect on the Issue Date.

          "guarantee" means any obligation, contingent or otherwise, of any
Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof
(in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligations" of any Person means the obligations of such
Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Indenture Documents" means this Indenture, the Notes and the
Subsidiary Guarantees.

          "Investment" in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments

                                                                              12

shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary" and "Restricted
Payment" and for purposes of Section 4.5 (i) "Investment" shall include a designation after the Issue Date of a Subsidiary of the Company as a
Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such
Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at its
Fair Market Value at the time of such transfer and if such property so transferred (including in a series of related transactions) has a Fair Market
Value in excess of $30,000,000, such determination shall be confirmed by an independent appraiser.

          "Investment Grade Rating" means a rating equal to or higher than BBB-
(or the equivalent) by S&P and a rating equal to or higher than Baa3 (or the equivalent) by Moody's, or an equivalent rating by any other Rating Agency, in every case with no "negative" outlook.

          "Issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person. The term "Issuance" or "Issued" has a corresponding meaning.

          "Issue Date" means March 16, 2005.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

          "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

          "MacAndrews & Forbes Holdings" means MacAndrews & Forbes Holdings
Inc., a Delaware corporation, and its successors.

          "Moody's" means Moody's Investors Service, Inc., and any successor to its rating agency business.

          "Net Available Cash" from an Asset Sale means cash payments received
(including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state,

                                                                              13

provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset
Sale, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from or in connection with such
Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such
Asset Sale and (iv) payments of unassumed liabilities (not constituting Debt)
relating to the properties or assets sold; provided, however, that in connection with an Asset Sale to a Subsidiary of the Company (other than a Wholly Owned
Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of
Net Available Cash (as calculated above) equal to (A) 100% minus (B) the
Company's percentage ownership in such Subsidiary.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital
Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

          "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any
Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

          "Non-Recourse Debt" means Debt or that portion of Debt as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary)
(A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C)
constitute the lender.

          "Non-Recourse Subsidiary" means a Subsidiary of the Company (i) which has been designated as such by the Company, (ii) which has no Debt other than
Non-Recourse Debt and (iii) which is in the same line of business as the Company and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in a
Permitted Business.

          "Notes" means the 9 1/2% Senior Notes due 2011 of the Company to be issued pursuant to this Indenture, as defined more fully in Appendix A.

          "Officer" means the Chairman of the Board, the President, any Vice
President, the Treasurer, an Assistant Treasurer or the Secretary or an
Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice
Presidential

                                                                              14

designation), and by the Treasurer, an Assistant Treasurer, Secretary or an
Assistant Secretary, of the Company and delivered to the Trustee in connection with the delivery of the Annual Certificate, except to the extent that Section
6.1(c), Section 11.4 and Article V require a different time of delivery. One of the Officers signing an Officers' Certificate given pursuant to Section 4.11 shall be the principal executive, financial or accounting officer of the
Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or to Parent or one of its Subsidiaries or the Trustee).

          "Parent" means Revlon, Inc., a Delaware corporation, and any other
Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

          "Pari Passu Debt" means, with respect to any Person, the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

          (i) all obligations of such Person consisting of the Bank Debt and the
     Notes;

          (ii) all obligations of such Person consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person), and all fees, expenses and other amounts in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (iii) all Capital Lease Obligations of such Person;

          (iv) all obligations of such Person (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

          (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a guarantee; and

                                                                              15

          (vi) all obligations consisting of Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the
Subsidiary Guarantees, as the case may be. However, Pari Passu Debt will not include (1) any obligation of such Person to any Subsidiary of the Company or any Qualified Affiliate Debt, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business
(including guarantees thereof or instruments evidencing such liabilities), (4)
any indebtedness, guarantee or obligation of such Person (including the 8 5/8%
Senior Subordinated Notes Due 2008) that is subordinate or junior in right of payment to any other indebtedness, guarantee or obligation of such Person or (5)
that portion of any Debt which at the time of Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (5), (A) any
Debt Issued to any Person who had no actual knowledge that the Issuance of such
Debt was not permitted under this Indenture and who received on the date of
Issuance thereof a certificate from an officer of the Company to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Pari
Passu Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently
(except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Pari Passu Debt provided that such Debt would normally be extinguished within three Business Days of Issuance.

          "Permitted Affiliate" means any individual that is a director or officer of the Company, of Parent, of a Subsidiary of the Company or of a
Qualified Joint Venture; provided, however, that such individual is not also a director or officer of MacAndrews & Forbes Holdings or any Person that controls
MacAndrews & Forbes Holdings.

          "Permitted Business" means any business that is reasonably related, ancillary or complementary to the businesses of the Company and the Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) on the Issue Date or other business that is a reasonable extension or expansion of such businesses.

          "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) and any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

          "Permitted Investment" means any Investment by the Company or a
Subsidiary of the Company (other than a Non-Recourse Subsidiary) in:

          (a) the Company or any Subsidiary of the Company (other than a
Non-Recourse Subsidiary);

                                                                              16

          (b) any Person that will, upon the making of such Investment, become a
Subsidiary of the Company (other than a Non-Recourse Subsidiary); provided, however, that the primary business of such Subsidiary is a Permitted Business;

          (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its property to, the Company or a Subsidiary of the Company (other than a
Non-Recourse Subsidiary); provided, however, that such Person's primary business is a Permitted Business;

          (d) Cash Equivalents or the foreign equivalent of Cash Equivalents;

          (e) receivables owing to the Company or a Subsidiary of the Company
(other than a Non-Recourse Subsidiary) and prepaid expenses, in each case, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary of the Company (other than a Non-Recourse Subsidiary) deems reasonable under the circumstances;

          (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (g) loans and advances to employees made in the ordinary course of business; provided, however, that such loans and advances do not exceed
$5,000,000 in the aggregate at any one time outstanding;

          (h) Investments received in settlement, compromise, resolution or enforcement of (i) debts created in the ordinary course of business and owing to the Company or a Subsidiary of the Company (other than a Non-Recourse
Subsidiary) or (ii) foreclosure proceedings, litigation, arbitration or other disputes with Persons;

          (i) any Investment made as a result of the receipt of non-cash consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.7 or (B) any disposition of property not constituting an Asset Sale;

          (j) any Investment acquired solely in exchange for the issuance of
Capital Stock (other than Redeemable Stock and Exchangeable Stock) of the
Company or any Subsidiary;

          (k) Investments existing on the Issue Date;

          (l) any Hedging Obligation;

          (m) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

                                                                              17

          (n) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

          (o) other Investments made for Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that do not exceed the greater of (i) $50,000,000 and (ii) 5% of
Consolidated Total Assets in the aggregate outstanding at any one time.

          "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 12.5% or more of the voting power of Voting Stock of the
Company or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in Schedule
I to this Indenture and any amendments thereto which do not adversely affect the rights of the Holders and (ii) any Tax Sharing Agreement.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Principal" or "principal" of a Note as of any date means the principal of the Note as of such date.

          "Pro Forma" means with respect to any calculation, a calculation made in good faith by the principal financial or principal accounting officer of the
Company, which calculation to be made in connection with an acquisition, may take into account any reduction in net costs and related adjustments that such officer reasonably determines to relate to or arise from such acquisition and to be probable based on specifically identifiable actions to be taken or initiated within six months of the date of acquisition, as if such reductions and adjustments in costs had been effected as of the beginning of the relevant period; provided, however, that if such calculation results in the Issuance of
$50,000,000 or greater of Debt, such calculation shall be approved in good faith by the Board of Directors provided, further, however, that in making any such determination the Board of Directors shall be entitled to rely on the advice it receives from the chief accounting officer and chief financial officer of the
Company, and shall not be required to consult with any independent third party or have such determination approved by an independent third party.

                                                                              18

          "Pro Forma EBITDA" means, for any consecutive four fiscal quarter period, the aggregate amount of EBITDA for such period; provided, however, that
(1) if since the beginning of such period the Company or any Subsidiary of the
Company shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (2) if since the beginning of such period the Company or any
Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, or shall have Issued Debt, the net proceeds of which are intended to be used to make such an Investment or acquisition and prior thereto, such proceeds are placed in escrow for such purpose, EBITDA for such period shall be calculated after giving
Pro Forma effect thereto, as if such Investment or acquisition occurred on the first day of such period.

          "Public Equity Offering" means an underwritten public offering of equity securities of the Company or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

          "Put Amount" as of any date means, with respect to each $1,000 principal amount of Notes, 101% of the outstanding principal amount thereof as of the date of repurchase.

          "Qualified Affiliate Debt" means (i) Debt Issued by the Company to
MacAndrews & Forbes Holdings or its Affiliates in an aggregate principal amount at any time outstanding not to exceed $152,000,000 plus capitalized interest on such Debt, so long as such interest is calculated in the manner and in the amount as provided in the agreements relating to such Debt existing on the Issue
Date) and (ii) (A) Debt of the Company (other than Qualified Affiliate Debt described in clause (i)) Issued to an Affiliate of the Company representing amounts owing by the Company pursuant to the Tax Sharing Agreement and (B) Debt of the Company (other than Qualified Affiliate Debt described in clause (i))
Issued to an Affiliate of the Company to the extent of cash actually received by the Company, which cash either is required to be advanced or contributed to the
Company pursuant to the terms of the Credit Agreement or any Refinancing thereof or, if not advanced or contributed to the Company, would lead to a default under the Credit Agreement or any Refinancing thereof, provided that all such
Qualified Affiliate Debt Issued pursuant to this clause (ii) shall be subordinated to the Notes to at least the same extent as the 8 5/8% Senior
Subordinated Notes Due 2008 are subordinated to the Notes.

          "Qualified Equity Retirement" means a repayment, redemption, defeasance, retirement, purchase or repurchase or other acquisition of 8 5/8%
Senior Subordinated Notes Due 2008 after the Issue Date (i) in exchange for, or out of the cash proceeds of, the substantially concurrent Issue or sale of
Capital Stock of the Company

                                                                              19

(other than Redeemable Stock and Exchangeable Stock and other than Capital Stock
Issued or sold to a Subsidiary of the Company) or (ii) as a result of a substantially concurrent capital contribution to the Company (other than a cash capital contribution from a Subsidiary of the Company), including a capital contribution in the form of 8 5/8% Senior Subordinated Notes Due 2008.

          "Qualified Joint Venture" means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an "Affiliate") by the
Company, in which no Affiliate of the Company (other than (x) a Wholly Owned
Recourse Subsidiary of the Company, (y) a Permitted Affiliate and (z) another
Qualified Joint Venture) has an Investment.

          "Rating Agencies" means S&P and Moody's or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the
Company which shall be substituted for S&P or Moody's or both, as the case may
be.

          "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the
Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that only the portion of the Capital Stock which so matures or is so mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date, shall be deemed to be
Redeemable Stock; provided, further, however, that any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company or a Subsidiary of the Company (other than a Non-Recourse
Subsidiary) to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Redeemable
Stock if the terms of such Capital Stock provide that the Company and the
Subsidiaries (other than Non-Recourse Subsidiaries) may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.7 and Section 4.9 and such repurchase or redemption complies with Section 4.5.

          "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Costs" means, with respect to any Debt being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing.

          "Revolving Credit Facility" means the revolving loan portion of the credit facilities evidenced by the Credit Agreement, as such portion of the
Credit Agreement may be amended, extended, renewed, restated, supplemented or otherwise modified (in

                                                                              20

whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any other revolving credit facilities, and any agreement (and related document) governing Debt
Issued to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such portion of the Credit
Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders and whether Issued simultaneously with or at any time after the discharge of such Debt.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill
Companies, Inc., and any successor to its rating agency business.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Registration Statement" has the meaning ascribed thereto in the
Registration Agreement.

          "Significant Subsidiary" means (i) any Subsidiary (other than a
Non-Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a
Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A)
have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least
10% of the Company's total revenues on a consolidated basis for such period
(each such determination being made in accordance with GAAP).

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

          "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Notes.

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total

                                                                              21

voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such
Person and one or more Subsidiaries of such Person or (iii) one or more
Subsidiaries of such Person.

          "Subsidiary Guarantee" means a guarantee on the terms set forth in
Article X of this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

          "Subsidiary Guarantors" means, collectively, any Subsidiary that, subsequent to the Issue Date, executes a Subsidiary Supplemental Indenture in the form of Exhibit C to this Indenture, pursuant to the terms of this
Indenture.

          "Tax Sharing Agreement" means (i) that certain Tax Sharing Agreement entered into as of March 26, 2004, among the Company, its Subsidiaries and
Revlon, Inc., with respect to consolidated or combined tax returns including the
Company or any of its Subsidiaries, but only to the extent that the amounts payable from time to time by the Company or any such Subsidiary do not exceed the corresponding tax payments the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such
Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries, (ii) that certain agreement dated June 24, 1992, as amended, among the Company, certain of its
Subsidiaries, Revlon Holdings LLC, Revlon, Inc. and MacAndrews & Forbes
Holdings, and (iii) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which
MacAndrews & Forbes Holdings or any other Person is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a
"Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

                                                                              22

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections
77aaa-77bbbb) as in effect on the Issue Date.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to April 1, 2008; provided, however, that if the average life to April 1,
2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to April 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in the preamble to this
Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S.
dollars with the applicable foreign currency as published in The Wall Street
Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described in
Section 4.3, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the
United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                                                                              23

          "Wholly Owned Recourse Subsidiary" means a Subsidiary of the Company
(other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) the Company, (ii) the Company and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly
Owned Recourse Subsidiaries.

          Section 1.2 Other Definitions. Terms not defined in Section 1.1 above or in Appendix A to this Indenture are defined as follows:

                                        DEFINED
TERM                                  IN SECTION
----                                  ----------
"Annual Certificate"                  4.11
"Bankruptcy Law"                      6.1(a)
"covenant defeasance option"          8.1(b)
"Custodian"                           6.1(a)
"Event of Default"                    6.1(a)
"Excess Proceeds"                     4.7
"Exchange Notes"                      Appendix A
"Guaranteed Obligations"              10.1
"Initial Notes"                       Appendix A
"Inventory Transaction"               4.8(a)(ii)(A)
"legal defeasance option"             8.1(b)
"Offer Period"                        4.7(g)
"Original Notes"                      2.1
"Outstanding"                         2.8
"Repurchase Date"                     4.7(f)
"Paying Agent"                        2.4
"Prepayment Offer"                    4.7(e)
"Private Exchange"                    Appendix A
"Registered Exchange Offer"           Appendix A
"Registrar"                           2.4
"Registration Agreement"              Appendix A
"Restricted Contribution"             4.5(a)(3)(e)
"Restricted Payment"                  4.5(a)
"Subsidiary Supplemental Indenture"   10.1
"Suspended Covenants"                 4.13

          Section 1.3 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

                                                                              24

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the
TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          Section 1.4 Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles, except to the extent otherwise provided in this Indenture;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) "days" means calendar days unless otherwise specified;

          (g) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

          (h) secured Debt shall not be deemed to be subordinate or junior to any other secured Debt merely because it has a junior priority with respect to the same collateral;

          (i) the principal amount of any non-interest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional
Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated on such date prepared in accordance with GAAP and, unless redeemed or repurchased, the amount of such

                                                                              25

additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

          (j) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (k) whenever in this Indenture or the Notes it is provided that the
Put Amount or the principal with respect to a Note shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Note payable pursuant to paragraph 1 of the Notes.

                                   ARTICLE II

                                    The Notes

          Section 2.1 Amount of Notes. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. All
Notes shall be identical in all respects other than issue prices and issuance dates and other than as provided in Section 9.1(vi) with respect to Exchange
Notes.

          Subject to Section 2.3, the Trustee shall authenticate and deliver
Initial Notes for original issue on the Issue Date in the aggregate principal amount of $310,000,000 (the "Original Notes"). With respect to any Additional
Notes, there shall be established in or pursuant to a resolution of the Board of
Directors, and subject to Section 2.3, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

          (1) the title of such Additional Notes;

          (2) the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture;

          (3) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;
provided, however, that no Additional Notes may be issued unless such Additional
Notes are fungible in all respects for federal income tax purposes with the
Notes then outstanding;

          (4) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of those set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in

                                                                              26

part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

          (5) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes subject to Appendix A, but shall be issued in the form of Exchange Notes as set forth in Exhibit A.

          If any of the terms are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the
Company and delivered to the Trustee at or prior to the delivery of the
Officers' Certificate or the trust indenture supplemental hereto setting forth the terms.

          Section 2.2 Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the
Trustee's certificate of authentication shall be substantially in the form of
Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the
Company. Each Note shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

          Section 2.3 Execution and Authentication. Two Officers shall sign the
Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this
Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver
$310,000,000 of 9 1/2% Senior Notes Due 2011 and, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver
Notes executed by two Officers of the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers of the
Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.1 of the
Indenture after the Issue Date, shall certify that such issuance is in compliance with Section 4.3 of the Indenture.

                                                                              27

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay any authenticating agent compensation for its services hereunder.

          Section 2.4 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying
Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any
Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The
Company or any of its domestically incorporated Wholly Owned Recourse
Subsidiaries may act as Paying Agent, Registrar or co-registrar.

          The Company initially appoints the Trustee as Registrar and Paying
Agent in connection with the Notes.

          Section 2.5 Paying Agent To Hold Money in Trust. On or prior to 12:00
p.m. New York City time on each due date of the principal and interest on any
Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each
Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The
Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 2.6 Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar,
the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of

                                                                              28

such date as the Trustee may reasonably require of the names and addresses of
Noteholders.

          Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall Issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the
Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such
Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the
Registrar and any co-registrar from any loss which any of them may suffer if a
Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company, in its discretion, may instead of issuing a new
Note, pay such Note.

          Every replacement Note is an additional obligation of the Company.

          Section 2.8 Outstanding Notes. Notes outstanding ("Outstanding") at any time are all Notes authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Note does not cease to be
Outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is paid or replaced pursuant to Section 2.7, it ceases to be
Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in
Section 8-303 of the Uniform Commercial Code).

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

          Section 2.9 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary
Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary
Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary
Notes upon surrender of such temporary Notes at the office or agency of the
Company, without charge to the Holder.

                                                                              29

          Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all
Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver cancelled Notes to the Company. The
Company may not Issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          Section 2.11 CUSIP Numbers. The Company in issuing the Notes may use
"CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use
"CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any "CUSIP" numbers applicable to the Notes.

          Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.
The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the
Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III

                                   Redemption

          Section 3.1 Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

          In the case of a redemption pursuant to paragraph 5 of the Notes, the
Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Any notice delivered pursuant to paragraph 5 of the Notes shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein.

          Section 3.2 Selection of Notes To Be Redeemed. If fewer than all the
Notes are to be redeemed, the Trustee in its discretion shall select the Notes to be

                                                                              30

redeemed either on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the
Trustee considers fair and appropriate. The Trustee shall make the selection from Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          Section 3.3 Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Notes, at least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) the name and address of the Paying Agent;

          (d) that Notes called for redemption must be surrendered to the Paying
Agent to collect the redemption price;

          (e) if fewer than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed as well as the aggregate principal amount of Notes to be redeemed and if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that after the redemption date and upon surrender of such Note a new Note or Notes will be issued having a principal amount equal to the principal amount of the
Note surrendered less the principal amount of the portion of the Note redeemed;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

          (h) the CUSIP number (if any) printed on the Notes being redeemed; and

          (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                                                                              31

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section.

          Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the
Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          Section 3.5 Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a
Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

          Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note having a principal amount equal to the principal amount of the Note surrendered less the principal amount of the portion of the Note so redeemed.

                                   ARTICLE IV

                                    Covenants

          Section 4.1 Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Section 4.2 SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file or cause to be filed with the SEC and provide the Trustee and Noteholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                                                                              32

          Section 4.3 Limitation on Debt.

          (a) The Company shall not, and shall not permit any Subsidiary of the
Company to, Issue, directly or indirectly, any Debt; provided, however, that the
Company and any Subsidiary Guarantor shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available exceeds the ratio of 1.75 to 1.0, if the date such Debt is Issued is prior to March 31, 2007, and 2.0 to 1.0 if such Debt is Issued thereafter.

          (b) Notwithstanding the foregoing, the Company and its Subsidiaries may Issue the following Debt:

                    (1) Debt, including Refinancing Debt, Issued pursuant to the
Credit Agreement or otherwise in an aggregate principal amount, measured on the date of such issuance, which, when taken together with all other Debt Issued pursuant to this clause (1) and then outstanding, does not exceed the greater of
(A) $900,000,000 plus any Refinancing Costs less the sum of all principal payments with respect to such Debt (other than the Revolving Credit Facility)
that are made pursuant to the proviso to Section 4.7(c)(i) and (B) 3.5 times Pro
Forma EBITDA for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available;

                    (2) Debt (other than Debt described in clause (1) above),
including Refinancing Debt, in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150,000,000 over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement or any
Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause (1) above;

                    (3) Debt of the Company Issued to and held by a Wholly Owned
Recourse Subsidiary of the Company and Debt of a Subsidiary of the Company
Issued to and held by the Company or a Wholly Owned Recourse Subsidiary;
provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly
Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Recourse Subsidiary) will be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such
Subsidiary;

                    (4) the Notes (other than Additional Notes), the Exchange
Notes, the 8 1/8% Senior Notes Due 2006, the 9% Senior Notes Due 2006 and Debt
of the Company Issued to Refinance any Debt permitted by this clause (4);
provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so
Refinanced plus any Refinancing Costs thereof; provided further, however, that no Debt other than the Notes

                                                                              33

shall be Issued pursuant to this clause (4) for the purpose of Refinancing the
8 1/8% Senior Notes Due 2006 or the 9% Senior Notes Due 2006;

                    (5) (A) the 8 5/8% Senior Subordinated Notes Due 2008 and
any Debt of the Company Issued to Refinance the 8 5/8% Senior Subordinated Notes
Due 2008 or any Debt Issued pursuant to this clause (A); provided, however, that in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing
Costs thereof and (B) Debt of the Company Issued in a principal amount which, when taken together with all other Debt Issued pursuant to this clause (B) and then outstanding, does not exceed the lesser of (x) $110,000,000 and (y) the face amount of 8 5/8% Senior Subordinated Notes Due 2008 that have been subject to a Qualified Equity Retirement; provided, however, that any Debt Issued pursuant to this clause (5) shall be subordinated to the Notes to at least the same extent as the 8 5/8% Senior Subordinated Notes Due 2008 are subordinated to the Notes;

                    (6) Debt (other than Debt described in clause (1), (2), (3),
(4) or (5) above or (10) or (11) below) of the Company or any of its
Subsidiaries outstanding on the Issue Date, as identified on Schedule 4.3 attached hereto, and Debt Issued to Refinance any Debt permitted by this clause
(6) or by Section 4.3(a);

                    (7) Debt Issued and arising out of purchase money
obligations for property acquired and Capital Lease Obligations in an amount not to exceed, for the period through December 31, 2005, $50,000,000, plus for each period of twelve consecutive months ending on any December 31 thereafter,
$15,000,000; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

                    (8) Debt of a Subsidiary of the Company Issued and
outstanding on or prior to the date on which such Subsidiary was acquired by the
Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a
Subsidiary of the Company or was acquired by the Company), and Debt Issued to
Refinance such Debt; provided, however, that on the date of such acquisition and after giving Pro Forma effect thereto, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters for which financial statements are available shall be equal to or greater than the Consolidated EBITDA Coverage Ratio for such period without giving Pro Forma effect to such acquisition;

                    (9) Non-Recourse Debt of a Non-Recourse Subsidiary;
provided, however, that if any such Debt thereafter ceases to be Non-Recourse
Debt of a Non-Recourse Subsidiary, then such event will be deemed for the purposes of this Section 4.3 to constitute the Issuance of such Debt by the issuer thereof;

                    (10) Qualified Affiliate Debt;

                                                                              34

                    (11) Debt of Foreign Subsidiaries in an aggregate principal amount at the time of Issuance which, when taken together with all other Debt issued by Foreign Subsidiaries pursuant to this clause (11) and then outstanding, does not exceed $60,000,000; provided, however, that such Foreign
Subsidiaries shall not be permitted to have more than $30,000,000 of such Debt outstanding at any one time that consists of Debt that is not offset or secured by a compensating cash balance, a counterpart cash deposit or a cash deposit pledge at the bank or banks to whom such Debt was Issued (or an affiliate of such bank or banks);

                    (12) Debt (other than Debt described in clauses (1) through
(11) above and in Section 4.3(a)) in an aggregate principal amount outstanding at any time not to exceed $200,000,000 plus any Refinancing Costs; provided, however, that the aggregate principal amount of Debt Issued pursuant to this clause (12) by any Subsidiary other than a Subsidiary Guarantor and Debt Issued pursuant to this clause (12) by the Company or any Subsidiary Guarantor that is secured by a Lien permitted by Section 4.4(e)(A)(ii) shall not exceed
$100,000,000 at any time outstanding plus any Refinancing Costs; and

                    (13) Guarantees by any Subsidiary Guarantors of any Debt of
the Company permitted by Section 4.3(a) or clauses (1) through (12) of this
Section 4.3(b); provided, however, that in the case of any Debt Issued pursuant to clause (5) of this Section 4.3(b), any such guarantees shall be subordinated to the Subsidiary Guarantees to at least the same extent as the 8 5/8% Senior
Subordinated Notes Due 2008 are subordinated to the Notes.

          (c) Notwithstanding the foregoing, the Company shall not permit any
Foreign Subsidiary that is not a Subsidiary Guarantor to Issue, directly or indirectly, any Debt pursuant to Section 4.3(a) or Section 4.3(b)(4).

          (d) To the extent the Company or any Subsidiary of the Company guarantees any Debt of the Company or of a Subsidiary of the Company, such guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a
Subsidiary of the Company guarantees any Debt of a Person that, subsequent to the Issuance of such guarantee, becomes a Subsidiary, such guarantee and the
Debt so guaranteed will be deemed to be the same indebtedness, which will be deemed to have been Issued when the guarantee was Issued and will be deemed to be permitted to the extent the guarantee was permitted when Issued.

          (e) For purposes of determining the compliance of any Debt Issued pursuant to any of the clauses of Section 4.3(b) to Refinance other Debt, to the extent that the principal amount of such Refinancing Debt, when taken together with the principal amount of any other Debt Issued pursuant to the same clause of Section 4.3(b) and then outstanding, exceeds the maximum principal amount of
Debt permitted at such time by such clause, such Debt shall nevertheless be deemed to be Issued in compliance with such clause and this covenant if the aggregate principal amount of Debt outstanding pursuant to such clause, after giving effect to such Issuance, does not exceed the sum of

                                                                              35

the principal amount of the Debt to be Refinanced, plus any Refinancing Costs associated therewith, plus the principal amount of any other Debt Issued pursuant to such clause and then outstanding.

          (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Issuance of Debt where the Debt Issued is denominated in a different currency, the amount of such Debt will be the U.S.
Dollar Equivalent determined on the date of the Issuance of such Debt, provided, however, that if any such Debt denominated in a different currency is subject to a Hedging Obligation with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such Hedging Obligation. The principal amount of any Refinancing Debt Issued in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Hedging Obligation, in which case the Refinancing Debt will be determined in accordance with the preceding sentence, and (ii) the principal amount of the
Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Debt is Issued.

          (g) For purposes of determining compliance with this Section 4.3, in the event that an item of proposed Debt meets the criteria (or would meet the criteria at the time of application of this clause (g) as if such item of Debt were Issued at such time) of more than one of the categories of permitted Debt described in subsections (b)(1) through (13) above, the Company will be permitted to classify such item of Debt on the date of its incurrence, or later reclassify all or a portion of such item of Debt, to any category of permitted
Debt described in subsections (b)(1) through (13) in a manner that complies with this Section 4.3, including by allocation to more than one other type of Debt.

          Section 4.4 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it, securing any obligation unless contemporaneously therewith effective provision is made to secure the
Notes equally and ratably with such obligation with a Lien on the same assets securing such obligation for so long as such obligation is secured by such Lien.
The preceding sentence shall not require the Company or any Subsidiary of the
Company to equally and ratably secure the Notes if the Lien consists of the following:

          (a) Liens existing as of the Issue Date;

          (b) any Lien arising by reason of (i) any judgment, decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (ii) taxes

                                                                              36

not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Company) have been established, (iii) security for payment of workers' compensation or other insurance, (iv) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not delinquent for a period of more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (vii) security for surety, appeal, reclamation, performance or other similar bonds and (viii) security for Hedging
Obligations;

          (c) Liens to secure the payment of all or a part of the purchase price
(or financing thereof) of, or Capital Lease Obligations with respect to, assets
(including Capital Stock) or property or business acquired or constructed after the Issue Date; provided, however, that (i) the Debt secured by such Liens shall have otherwise been permitted to be Issued under this Indenture and (ii) such
Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 180 days of the completion of construction or acquisition of such assets or property;

          (d) Liens on the assets or property of a Subsidiary of the Company existing (or required pursuant to agreements existing) at the time such
Subsidiary became a Subsidiary of the Company and not incurred or agreed to as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its Subsidiaries;

          (e) Liens on any assets of the Company or any Subsidiary of the
Company securing (A) obligations in respect of (i) any Debt permitted by Section
4.3(b)(1) and (ii) any Debt permitted by the proviso to Section 4.3(b)(12) and
(B) obligations in respect of Debt, in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, permitted by Section 4.3(b)(11);

          (f) leases and subleases of real property by the Company and its
Subsidiaries (in any such case, as lessor) which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

          (g) Liens securing Debt (other than Debt Issued pursuant to Sections
4.3(a), 4.3(b)(1), 4.3(b)(11) or 4.3(b)(12)) which is Issued to Refinance Debt which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its
Subsidiaries not securing (or required to secure) the Debt so Refinanced, other than as otherwise permitted by this Section 4.4;

                                                                              37

          (h) easements, reservations, licenses, rights-of-way, zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (i) Liens on assets of a Non-Recourse Subsidiary;

          (j) Liens on assets located outside the United States and Canada to secure Debt Issued by Foreign Subsidiaries permitted by Section 4.3(b) or to secure obligations other than Debt;

          (k) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them;

          (l) other Liens incidental to the conduct of the business of the
Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Debt, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (m) Liens granted in the ordinary course of business of the Company or any of its Subsidiaries in favor of issuers of documentary or trade letters of credit for the account of the Company or such Subsidiary or bankers'
acceptances, which Liens secure the reimbursement obligations of the Company or such Subsidiary on account of such letters of credit or bankers' acceptances;
provided, that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers' acceptances and (ii) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business;

          (n) Liens on (i) the net proceeds of the Issuance of Debt to secure any redemption, repurchase or defeasance obligations in respect of such Debt or any other Debt being Refinanced with the proceeds of such Debt and (ii) any additional cash to secure such redemption, repurchase or defeasance obligations in an amount which, when added to such net proceeds, is necessary to effect such redemption, repurchase or defeasance; and

          (o) Liens securing obligations (other than Debt) which, together with all other obligations secured by Liens (excluding Liens permitted by Section
4.4(a) through Section 4.4(n)) at the time of determination does not exceed
$5,000,000.

          Section 4.5 Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Subsidiary of the
Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital

                                                                              38

Stock (except dividends or distributions payable solely in its Non-Convertible
Capital Stock or in options, warrants or other rights to purchase its
Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company
is not wholly owned, to its other equity holders to the extent they are not
Affiliates of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, whether prior to or at the time of any, scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Investment, other than a
Permitted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such
Subsidiary makes such Restricted Payment (the Fair Market Value of any such
Restricted Payment, if other than in cash, shall be determined in accordance with the provisions set forth in this Indenture):

                    (1) a Default shall have occurred and be continuing (or
would result therefrom); or

                    (2) the Company is not able to incur $1.00 of additional
Debt in accordance with Section 4.3(a); or

                    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments after the Issue Date would exceed the sum of:

                         (a) 50% of the Consolidated Net Income of the Company
accrued during the period (treated as one accounting period) from April 1, 2005, to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus
100% of such deficit);

                         (b) the aggregate Net Cash Proceeds received by the
Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an Issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);

                         (c) the aggregate Net Cash Proceeds received by the
Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the
Issue Date; provided, however, that if such employee stock ownership plan Issues any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

                         (d) the amount by which Debt of the Company is reduced
on the Company's balance sheet upon the conversion or exchange (other than

                                                                              39

by a Subsidiary) subsequent to the Issue Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or
Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                         (e) the aggregate net cash proceeds received by the
Company subsequent to the Issue Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Qualified Affiliate Debt, and (ii) any contribution designated at the time it is made as a restricted contribution (a "Restricted
Contribution")); and

                         (f) to the extent that an Investment made by the
Company or a Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Company or a Subsidiary of the Company of such Investment to the extent not included in Consolidated Net Income of the Company.

          Notwithstanding the foregoing, the Company may take actions to make a
Restricted Payment in anticipation of the occurrence of any of the events described in this Section 4.5(a) or Section 4.5(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event. For the purposes of Section 4.5(a), and Section 4.5(b), an
Investment shall be measured as of the date it is made and without giving effect to subsequent changes in value.

          (b) Section 4.5(a) shall not prohibit the following:

                    (1) any Restricted Payment made by exchange for, or in an
amount equal to the proceeds of a substantially concurrent Issue or sale of,
Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution to the Company; provided, however, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Sections 4.5(a)(3)(b), 4.5(a)(3)(c) and 4.5(a)(3)(e);

                    (2) any purchase, repurchase, redemption, defeasance or
other acquisition or retirement for value of Subordinated Obligations of the
Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Debt Issued pursuant to Section 4.3(b)(5) or other
Subordinated Obligations; provided, however, that any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                    (3) dividends paid within 60 days after the date of
declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or of such

                                                                              40

commitment such dividend or other Restricted Payment would have complied with
Section 4.5(a); provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                    (4) so long as no Default has occurred and is continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions and (y) dividends or distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of all Restricted Contributions, provided, however, that in the case of clause (y), such dividends, distributions, redemptions of
Capital Stock and other Restricted Payments are not prohibited by the Credit
Agreement or any Refinancing thereof (whether pursuant to its terms or as a result of waiver, amendment, termination or otherwise); provided further, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                    (5) so long as no Default has occurred and is continuing or would result from such transaction, Restricted Payments in an aggregate amount not to exceed $5,000,000 per annum from the Issue Date (net of any applicable cash exercise price actually received by the Company) made from time to time to purchase, redeem, acquire or retire for value any Capital Stock of the Company or Parent held by any current or former director, officer, consultant or employee of the Company or Parent or any Subsidiary of the Company (other than a
Non-Recourse Subsidiary) or their estates or the beneficiaries of their estates;
provided, however, that amounts available pursuant to this Section 4.5(b)(5) to be utilized for Restricted Payments during any such year may be carried forward and utilized in any succeeding year; provided further, however, that such amounts shall be excluded in the calculation of the amount of Restricted
Payments;

                    (6) any purchase, repurchase, redemption, defeasance or
other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such
Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                    (7) any purchase of 8 5/8% Senior Subordinated Notes Due
2008 pursuant to the "Change of Control" or "Limitation on Asset Sales"
provisions thereof and any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligations pursuant to a "Change of Control" or "Limitation on Asset Sales" covenant which is not materially more favorable taken as a whole to the holders of such
Subordinated Obligations than Section 4.7 or Section 4.9, respectively, are to holders as determined in good faith by an Officer of the Company, the determination of which shall be evidenced by an Officers' Certificate; provided, however, that no such purchases shall be permitted prior to the time when the
Company shall have purchased all Notes tendered for purchase by holders electing to have their

                                                                              41

Notes purchased pursuant to Section 4.7 or Section 4.9; provided further, however, that such purchases shall be excluded from the calculation of
Restricted Payments;

                    (8) so long as no Default shall have occurred and be
continuing, amounts paid to Parent to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting, but non-operating, company; provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments; and

                    (9) so long as no Default shall have occurred and be
continuing, other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this Section 4.5(b)(9) and then outstanding, do not exceed $15,000,000.

          Section 4.6 Limitation on Restrictions on Distributions from
Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the
Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the
Company to (i) pay dividends or make any other distributions on its Capital
Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (a) any encumbrance or restriction in effect at or entered into on the
Issue Date, including pursuant to the Credit Agreement, any agreement entered into pursuant thereto or any other agreement;

          (b) any encumbrance or restriction with respect to a Subsidiary of the
Company pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company
(other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

          (c) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Debt; provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the holders of Notes than the least favorable of the encumbrances and restrictions with respect to such
Subsidiary contained in the agreements referred to in Section 4.6(a) or Section
4.6(b), as determined in good faith by an Officer of the Company, the determination of which shall be evidenced by an Officers' Certificate;

          (d) any such encumbrance or restriction consisting of customary nonassignment provisions in leases, contracts and licenses;

          (e) in the case of clause (iii) above, encumbrances or restrictions contained in (i) agreements governing Liens permitted to be incurred under the provisions

                                                                              42

Section 4.4, and (ii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitation is in each case applicable only to the assets or interests that are the subject of such agreements;

          (f) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued
Debt permitted under Section 4.3; and

          (g) any encumbrance or restriction relating to a Non-Recourse
Subsidiary.

          Section 4.7 Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any Subsidiary of the
Company (other than a Non-Recourse Subsidiary) to consummate any Asset Sale unless:

                    (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale; and

                    (ii) at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or
Cash Equivalents (or the foreign equivalent of Cash Equivalents) or the assumption by the purchaser of liabilities (including in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary) of the Company or any Subsidiary (other than a Non-Recourse
Subsidiary) (other than liabilities that are by their terms subordinated to the
Notes or any guarantee related thereto) as a result of which the Company and the
Subsidiaries (other than Non-Recourse Subsidiaries) are no longer obligated with respect to such liabilities.

          (b) For purposes of Section 4.7(a)(ii), each of the following shall be deemed to be cash:

                    (i) any securities (other than securities described in
Section 4.7(b)(iii)), notes or other obligations received by the Company or the
Subsidiary of the Company (other than a Non-Recourse Subsidiary) from a transferee that are actually converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale;

                    (ii) any Designated Noncash Consideration received by the
Company or the Subsidiary (other than Non-Recourse Subsidiaries) in such Asset
Sale having an aggregate Fair Market Value (measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Noncash Consideration received pursuant to this Section
4.7(b)(ii) then outstanding, not to exceed the greater of (i) 5% of Consolidated
Total Assets and (ii) $50,000,000; and

                                                                              43

                    (iii) any readily marketable securities which the Company
intends, in good faith, to liquidate promptly after such Asset Sale.

          (c) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Subsidiary (other than a Non-Recourse
Subsidiary), to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt):

                    (i) to prepay, repay, purchase or defease Pari Passu Debt of the Company or a Subsidiary Guarantor or any Debt of any other Subsidiary (other than a Non-Recourse Subsidiary) (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); provided that in connection with any such prepayment, repayment or purchase of any Debt (other than the Revolving
Credit Facility) Issued pursuant to Section 4.3(b)(1), the Company or such
Subsidiary shall be required to retire permanently such Debt in an amount equal to the principal so prepaid, repaid or purchased; or

                    (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary (other than a Non-Recourse
Subsidiary) with Net Available Cash received by the Company or Subsidiary).

          (d) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.7(c) within 365 days from the date of the receipt of such Net Available Cash or reasonably necessary for investment in identified
Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any
Net Available Cash that becomes reasonably necessary as contemplated above and any Net Available Cash that had been reasonably necessary in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds"
at the time any such Net Available Cash ceases to be reasonably necessary or at the time the relevant project is so abandoned or completed, as applicable;
provided, further, however, that the amount of any Net Available Cash that continues to be reasonably necessary for investment in identified Additional
Assets and that is not actually so invested within twelve months from the date such Net Available Cash was determined to be reasonably necessary for investment in identified Additional Assets in respect of a project that shall have been commenced shall also constitute "Excess Proceeds." Pending application of Net
Available Cash pursuant to this Section 4.7, such Net Available Cash shall be invested in Cash Equivalents (or the foreign equivalent of Cash Equivalents), applied to temporarily reduce revolving credit indebtedness or used for any other purpose permitted by this Indenture (other than to make any Restricted
Payments).

          (e) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company will be required to make an offer to repurchase (the "Prepayment
Offer") the Notes, which offer shall be in the amount of the Allocable Excess
Proceeds (rounded to the nearest $1,000), on a pro rata basis according to

                                                                              44

principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures
(including prorating in the event of oversubscription) set forth in this
Indenture. To the extent that any portion of the amount of such Excess Proceeds remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Subsidiary may use such remaining amount to purchase the 8 5/8% Senior Subordinated Notes Due
2008 or for any other purpose permitted by this Indenture, and the amount of
Excess Proceeds will be reset to zero.

          (f) Within five business days after the Company is obligated to make a
Prepayment Offer as described in Section 4.7(e), the Company shall send a written notice, by first-class mail, to the Noteholders, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date (the "Repurchase Date"), which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          (g) Not later than the date upon which written notice of a Prepayment
Offer is delivered to the Noteholders as provided in subsection (f) above, the
Company shall deliver to the Trustee an Officers' Certificate as to the amount of the Allocable Excess Proceeds. Within 10 days of such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the
Company is acting as its own paying agent in this regard, segregate and hold in trust) in immediately available funds an amount equal to the Allocable Excess
Proceeds to be held for payment in accordance with the provisions of this subsection (g). The amount so deposited, at the option of, or pursuant to the specific written direction of, the Company, as applicable, may be invested in
Cash Equivalents the maturity date of which is not later than the Repurchase
Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the
Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee, other paying agent or the Company, as applicable, shall, on the Repurchase Date, mail or deliver payment to each tendering Noteholder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Allocable Excess Proceeds, the excess shall be immediately returned to the Company (if held by the Trustee or another paying agent), and shall be permitted to be used by the Company as described in subsection (e) above.

          (h) Noteholders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the
Repurchase Date.

                                                                              45

Noteholders will be entitled to withdraw their election if the Trustee or the
Company receives not later than three Business Days prior to the Repurchase
Date, a facsimile transmission or letter setting forth the name of the
Noteholder, the Principal amount of the Note which was delivered for purchase by the Noteholder and a statement that such Noteholder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Noteholders exceeds the
Allocable Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the
Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Noteholders whose Notes are purchased only in part will be Issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.7 by virtue thereof.

          Section 4.8 Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its
Subsidiaries (other than any Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of
12.5% or more of the voting power of the Voting Stock of the Company or with an
Affiliate of any such owner unless:

                    (i) the terms of such business, transaction or series of
transactions are (A) set forth in writing and (B) at least as favorable to the
Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

                    (ii) to the extent that such business, transaction or series of transactions (other than Debt Issued by the Company which is permitted by
Section 4.3) is known by the Board of Directors of the Company to involve an
Affiliate of the Company or a legal or beneficial owner of 12.5% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then

                         (A) with respect to a transaction or series of related
transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5,000,000, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by

                                                                              46

a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions and

                         (B) with respect to a transaction or series of related
transactions, other than any Inventory Transaction or any issuance of Capital
Stock (other than Redeemable Stock or Exchangeable Stock) to Parent, involving aggregate payments or other consideration in excess of $20,000,000 (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to the Company or such Subsidiary, as the case may be.

          (b) The provisions of Section 4.8(a) shall not prohibit:

                    (i) any Restricted Payment permitted to be paid pursuant to
Section 4.5;

                    (ii) any transaction between the Company and any of its
Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly
Owned Recourse Subsidiary of the Company, a Permitted Affiliate or a Qualified
Joint Venture) of the Company or (y) any legal or beneficial owner of 12.5% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the
Company or a Qualified Joint Venture);

                    (iii) any transaction between Subsidiaries of the Company;
provided, however, that no portion of any minority interest in any such
Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned
Recourse Subsidiary of the Company, a Permitted Affiliate or a Qualified Joint
Venture) of the Company or (y) any legal or beneficial owner of 12.5% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the
Company or a Qualified Joint Venture);

                    (iv) any transaction between the Company or a Subsidiary of the Company and its own employee stock ownership plan;

                    (v) any transaction with an officer or director of the
Company, of Parent or of any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding
Capital Stock of the Company;

                                                                              47

                    (vi) any business or transaction with a Qualified Joint
Venture;

                    (vii) any transaction which is a Permitted Transaction; and

                    (viii) any transaction pursuant to which MacAndrews & Forbes
Holdings will provide the Company and its Subsidiaries at their request and at the cost to MacAndrews & Forbes Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

          Section 4.9 Change of Control.

          (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase, in accordance with the terms contemplated in Section 4.9(b). Prior to the mailing of the notice to
Holders provided for in Section 4.9(b), but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all
Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Notes as provided for in
Section 4.9(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Notes pursuant to this Section 4.9.

          (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                    (i) that a Change of Control has occurred and that such
Holder has the right to require the Company to repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase;

                    (ii) the circumstances and relevant facts regarding such
Change of Control;

                    (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                    (iv) the instructions, determined by the Company consistent with this Section 4.9(b), that a Holder must follow in order to have its Notes repurchased.

          (c) Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date.

                                                                              48

Holders will be entitled to withdraw their election if the Trustee or the
Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note repurchased.

          (d) On the repurchase date, all Notes repurchased by the Company under this Section 4.9 shall be delivered to the Trustee for cancellation, and the
Company shall pay the repurchase price plus accrued and unpaid interest to the
Holders entitled thereto. Upon surrender of a Note that is repurchased under this Section 4.9 in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Note having a principal amount equal to the principal amount of the Note surrendered less the portion of the principal amount of the Note repurchased.

          (e) The Company shall comply with any tender offer rules under the
Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the
Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          Section 4.10 Releases of Subsidiary Guarantors.

          (a) Any Subsidiary Guarantee of a Subsidiary Guarantor provided under this Indenture shall be released,

                    (i) without any action required on the part of the Trustee or any Holder, if all of the Capital Stock or all or substantially all of the assets of such Subsidiary is sold or otherwise disposed of to a Person other than the Company or a Subsidiary of the Company and the Company otherwise complies, to the extent applicable, with the provisions under Section 4.7;

                    (ii) upon request of the Company without consent unless,
within 20 Business Days after written notice of the proposed release of such
Subsidiary Guarantee is mailed to the Trustee and the Holders, Holders of 25% of the outstanding principal amount of Notes deliver to the Company a written objection to such release;

                    (iii) with the written consent of Holders of a majority in principal amount of the Notes then outstanding;

                    (iv) upon request of the Company without consent if the Fair
Market Value of the assets of the related Subsidiary Guarantor, together with the Fair Market Value of the assets of other Subsidiary Guarantors whose
Subsidiary Guarantee was released under this Section 4.10(a)(iv) in the same calendar year, do not

                                                                              49

exceed $5,000,000 (subject to a cumulative carryover for amounts not used in any prior calendar year); or

                    (v) upon the release of the Subsidiary Guarantee provided by such Subsidiary Guarantor in connection with the Credit Agreement and any
Refinancing thereof.

          (b) At the request of the Company, the Trustee shall execute and deliver an instrument evidencing the release in Section 4.10(a).

          Section 4.11 Compliance Certificate. The Company shall deliver to the
Trustee within 120 days after the end of each fiscal year of the Company an
Officers' Certificate (the "Annual Certificate"), stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the
Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Section 4.2 through Section 4.9.

          Section 4.12 Further Instruments and Acts. Upon request of the
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 4.13 Suspension of Certain Covenants.

          (a) During any period of time that:

                    (i) the Notes have Investment Grade Ratings from the Rating
Agencies and

                    (ii) no Default or Event of Default has occurred and is
continuing under this Indenture,

          the Company and the Subsidiaries of the Company (other than the
Non-Recourse Subsidiaries) shall not be subject to Sections 4.3, 4.5, 4.6, 4.7 and 5.1(a)(iii) (collectively, the "Suspended Covenants") of this Indenture.

          (b) In the event that the Company and the Subsidiaries of the Company
(other than the Non-Recourse Subsidiaries) are not subject to the Suspended
Covenants for any period of time pursuant to Section 4.13(a) and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings, or a
Default or Event of Default occurs and is continuing, then the Company and the
Subsidiaries of the Company (other than the Non-Recourse Subsidiaries) shall thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default

                                                                              50

and, furthermore, compliance with Section 4.5 with respect to Restricted
Payments made after the time of withdrawal, downgrade, Default or Event of
Default shall be calculated in accordance with the terms of Section 4.5 as though Section 4.5 had been in effect during the entire period of time from the
Issue Date; provided, however, that there will not be deemed to have occurred a
Default or Event of Default with respect to Section 4.5 or any other Suspended
Covenants during the time that the Company and the Subsidiaries of the Company
(other than the Non-Recourse Subsidiaries) were not subject to the Suspended
Covenants (or after that time based solely on the events that occurred during that time).

                                    ARTICLE V

                                Successor Company

          Section 5.1 When Company May Merge or Transfer Assets.

          (a) The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                    (i) the resulting, surviving or transferee Person (if not
the Company) shall be a Person organized and existing under the laws of the
United States of America, any State thereof or the District of Columbia and such
Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the
Company under the Notes and this Indenture;

                    (ii) immediately after giving effect to such transaction
(and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing;

                    (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least
$1.00 of Debt pursuant to Section 4.3(a); and

                    (iv) the Company shall have delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any)
comply with this Indenture;

provided that nothing in this Section 5.1 shall prohibit a Wholly Owned Recourse
Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company.
Notwithstanding the foregoing, without complying with Section 5.1(a)(iii), the
Company may merge with or into an Affiliate of the Company, provided that such
Affiliate has no material assets or liabilities and after such merger there is no material change in the beneficial ownership of the Company.

                                                                              51

          (b) The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be discharged from all obligations and covenants under this Indenture and the
Notes.

          (c) Unless the Subsidiary Guarantee of a Subsidiary Guarantor is being released pursuant to Section 4.10(a) in connection with a merger, conveyance, transfer or lease, the Company will not permit such Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or a
Subsidiary Guarantor) unless:

                    (i) the resulting, surviving or transferee Person (if not
such Subsidiary Guarantor) is organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, any State thereof or the District of
Columbia and such Person expressly assumes by a supplemental guarantee agreement, executed and delivered to the Trustee, all the obligations of such
Subsidiary Guarantor under its Subsidiary Guarantee;

                    (ii) immediately after giving effect to such transaction
(and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of the transaction), no Default has occurred and is continuing; and

                    (iii) the Company delivers to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental guarantee agreement (if any) comply with this Indenture.

                                   ARTICLE VI

                              Defaults and Remedies

          Section 6.1 Events of Default.

          (a) An "Event of Default" occurs if:

                    (i) the Company defaults in any payment of interest on any
Note when the same becomes due and payable and such default continues for a period of 30 days;

                    (ii) the Company (1) defaults in the payment of the
Principal of any Note when the same becomes due and payable at its Stated
Maturity, upon redemption, upon declaration of acceleration or otherwise or (2)
fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                    (iii) the Company fails to comply with Section 5.1;

                                                                              52

                    (iv) the Company fails to comply with any of Sections 4.2,
4.3, 4.4, 4.5, 4.6, 4.7 (other than a failure to purchase Notes), 4.8 or 4.9
(other than a failure to purchase Notes), and such failure continues for 30 days after the notice specified below;

                    (v) the Company fails to comply with any of the other
agreements applicable to it in the Notes or this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

                    (vi) Debt of the Company or any Significant Subsidiary is
not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds
$25,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                    (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                         (1) commences a voluntary case;

                         (2) consents to the entry of an order for relief
against it in an involuntary case;

                         (3) consents to the appointment of a Custodian of it or
for any substantial part of its property; or

                         (4) makes a general assignment for the benefit of its
creditors; or takes any comparable action under any foreign laws relating to insolvency;

                    (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (1) is for relief against the Company or any
Significant Subsidiary in an involuntary case;

                         (2) appoints a Custodian of the Company or any
Significant Subsidiary or for any substantial part of its property; or

                         (3) orders the winding up or liquidation of the Company
or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                    (ix) any judgment or decree for the payment of money in
excess of $25,000,000 or its foreign currency equivalent is entered against the

                                                                              53

Company or a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such Default continues for 10 days after the notice specified below; or

                    (x) a Subsidiary Guarantee ceases to be in full force and
effect (other than in accordance with the terms of this Indenture) and such
Default continues for 10 days after the notice specified below, or a Subsidiary
Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court' or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11. United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian"
means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          (b) A Default under (iv), (v), (vi), (ix)(B) or (x) of Section 6.1(a)
will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the
Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an
Event of Default under clause (iv), (v), (vi), (ix)(B) or (x), its status and what action the Company is taking or proposes to take with respect thereto.

          Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or Section 6.1(a)(viii) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately. If an
Event of Default specified in Section 6.1(a)(vii) or Section 6.1(a)(viii) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any
Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing
Events of Default have

                                                                              54

been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing
Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the
Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

          Section 6.6 Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a
Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                    (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                    (ii) the Holders of at least 25% in principal amount of the
Outstanding Notes make a written request to the Trustee to pursue the remedy;

                                                                              55

                    (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred in compliance with such request or direction;

                    (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                    (v) the Holders of a majority in principal amount of the
Outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another
Noteholder.

          Section 6.7 Rights of Holders To Receive Payment. Notwithstanding any
other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.8 Collection Suit by Trustee. If an Event of Default in
payment of interest or principal specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

          Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

          Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind,

                                                                              56

     according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to
Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the
Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Notes.

          Section 6.12 Waiver of Stay or Extension Laws. The Company (to the
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee

          Section 7.1 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

          (b) Except during the continuance of an Event of Default:

                    (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;
and

                                                                              57

                    (ii) in the absence of bad faith on its part, the Trustee
may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the
Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (i) this subsection (c) does not limit the effect of
subsection (b) of this Section;

                    (ii) the Trustee shall not be liable for any error of
judgment made in good faith by a Trust Officer unless it is proved that the
Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any
action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the
Trustee is subject to subsections (a), (b) and (c) of this Section 7.1.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating in any way to the
Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each subsection of this
Section 7.1 and Section 7.2 (unless expressly not applicable) to the provisions of the TIA.

          Section 7.2 Rights of Trustee.

          (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been

                                                                              58

signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the
Officers' Certificate or Opinion of Counsel. Whenever the Trustee is (i) unable to decide between alternative courses of action under this Indenture, (ii)
unsure about the application of any provision of this Indenture or (iii) if this
Indenture permits any determination by the Trustee or is silent or is incomplete about the course of action that the Trustee is required to take regarding a particular set of facts, the Trustee may give appropriate notice to the Company requesting an Officers' Certificate or Opinion of Counsel with respect to any such matter and, if the Trustee in good faith relies on such Officers'
Certificate or Opinion of Counsel, the Trustee shall not be liable to the
Holders or any other Person on account of its action or inaction. If the Trustee has not received appropriate instruction within 10 days of the notice (or within such shorter period as may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking any action not in violation of this Indenture that it deems to be in the best interests of the
Holders and shall have no liability to the Holders for its action or inaction.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this
Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.1, 6.1(a) or 6.1(b) or (ii) any Default or
Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                                                                              59

          (h) Delivery of reports, information and documents to the Trustee under Section 4.2 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 7.3 Individual Rights of Trustee. The Trustee in its
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

          Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the Notes or of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document Issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          Section 7.5 Notice of Defaults. If a Default occurs and is continuing and the Trustee has actual knowledge thereof, the Trustee shall mail to each
Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the
Trustee may withhold the notice if and so long as a committee of its Trust
Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          Section 7.6 Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this
Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report shall cover the
12-month period ending each May 15 it shall be transmitted by the next succeeding July 15. The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange (if any)
on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          Section 7.7 Compensation and Indemnity. The Company shall pay to the
Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation

                                                                              60

and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its officers, directors, employees and agents against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The
Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the
Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                    (i) the Trustee fails to comply with Section 7.10;

                    (ii) the Trustee is adjudged bankrupt or insolvent;

                    (iii) a receiver or other public officer takes charge of the
Trustee or its property; or

                    (iv) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company, is removed by
Holders of a majority in principal amount of the Notes and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring
Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights,

                                                                              61

powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not accept appointment or take office within 60 days after the retiring Trustee resigns or is removed, the retiring
Trustee, the Company or the Holders of a majority in principal amount of the
Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this
Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
TIA Section 310(b)(1) are met.

          Section 7.11 Preferential Collection of Claims Against Company. The
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                                                              62

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

          Section 8.1 Discharge of Liability on Notes; Defeasance.

          (a) When (i) the Company delivers to the Trustee all Outstanding Notes
(other than Notes replaced pursuant to Section 2.7) for cancelation or (ii) all
Outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption and, in the case of clause (ii), the Company irrevocably deposits with the Trustee funds (or
U.S. Government Obligations) sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.7), and if in any case the
Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this
Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the
Company.

          (b) Subject to Sections 8.1(c), 8.2 and 8.6, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture and all obligations of the Subsidiary Guarantors under Article X ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7,
4.8, 4.9, 5.1(a)(ii), (iii) and (iv), 5.1(c)(ii) and the Subsidiary Guarantors'
obligations under Article X and the operation of Section 6.1(a)(iv), 6.1(a)(vi),
6.1(a)(vii) (with respect to Significant Subsidiaries only), 6.1(a)(viii) (with respect to Significant Subsidiaries only), 6.1(a)(ix) and 6.1(a)(x) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the
Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor or other guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee or any other guaranty, if any.

          If the Company exercises its legal defeasance option, payment of the
Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in 6.1(a)(iv), 6.1(a)(vi),
6.1(a)(vii) (with respect to Significant Subsidiaries only), 6.1(a)(viii) (with respect to Significant Subsidiaries only), 6.1(a)(ix) and 6.1(a)(x) or because of the failure of the Company to comply with Section 5.1(a)(ii), (iii) or (iv)
or Section 5.1(c)(ii) or because of a Subsidiary Guarantor's failure to comply with Article X.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                                                                              63

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6
shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          Section 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                    (i) the Company irrevocably deposits in trust (which trust shall be deemed not to constitute a Lien) with the Trustee money or U.S.
Government Obligations for the payment of principal and interest (if any) on the
Notes to maturity or redemption, as the case may be;

                    (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                    (iii) 123 days pass after the deposit is made and during the
123-day period no Default specified in Section 6.1(a)(vii) or Section
6.1(a)(viii) with respect to the Company occurs which is continuing at the end of the period;

                    (iv) the deposit does not constitute a default under any
other agreement binding on the Company;

                    (v) the Company delivers to the Trustee an Opinion of
Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the
Investment Company Act of 1940;

                    (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the
Company has received from, or there has been published by, the Internal Revenue
Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the
Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                    (vii) in the case of the covenant defeasance option, the
Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to
Federal income tax on the same

                                                                              64

amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                    (viii) the Company delivers to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this
Article VIII have been complied with.

          Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing subsections (ii), (iii), (iv), (v), (vi)
and (vii) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (i), (i) no Default under Section 6.1(a)(i),
6.1(a)(ii), 6.1(a)(vii) or 6.1(a)(viii) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.3 providing for redemption of all the Notes not more than 60 days after such mailing and the provisions of Section 3.1 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Notes will occur within 60 days.
If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

          Section 8.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S.
Government Obligations through the Paying Agent and in accordance with this
Indenture to the payment of principal of and interest on the Notes.

          Section 8.4 Repayment to Company. The Trustee and the Paying Agent
shall promptly turn over to the Company upon request any excess money or notes held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the
Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors (it being understand that the Trustee shall comply with all applicable escheat laws and applicable abandoned property laws).

          Section 8.5 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article
VIII by

                                                                              65

reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the
Trustee or Paying Agent is permitted to apply all such money or U.S. Government
Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

          Section 9.1 Without Consent of Holders. The Company and the Trustee
may amend this Indenture and the other Indenture Documents, including the
Subsidiary Guarantees and the Notes, without notice to or consent of any
Noteholder:

                    (i) to cure any ambiguity, omission, defect or
inconsistency;

                    (ii) to comply with Article V;

                    (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (provided, however, that the uncertificated
Notes are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section
163(f)(2)(B) of the Code);

                    (iv) to add guarantees with respect to the Notes (or to
remove such guarantees, subject in the case of the Subsidiary Guarantees, to the provisions of Section 9.2(b) or to secure the Notes (or thereafter to release such security);

                    (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the
Company;

                    (vi) to provide for issuance of the Exchange Notes under
this Indenture (including to provide for treatment of the Exchange Notes and the
Notes as a single class of securities) in connection with the Registered
Exchange Offer;

                    (vii) to comply with any requirement of the SEC in
connection with the qualification of this Indenture under the TIA or to otherwise comply with the TIA; or

                    (viii) to make any change that does not adversely affect the rights of any Noteholder.

                                                                              66

          After an amendment under this Section 9.1 becomes effective, the
Company shall mail to Noteholders a notice briefly describing such amendment.
The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

          Section 9.2 With Consent of Holders.

          (a) The Company and the Trustee may amend this Indenture and the other
Indenture Documents, including the Subsidiary Guarantees and the Notes, without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes. However, without the consent of each Noteholder affected, an amendment may not:

                    (i) reduce the principal amount of Notes whose Holders must consent to an amendment;

                    (ii) reduce the rate of or extend the time for payment of
interest on any Note;

                    (iii) reduce the principal of or extend the Stated Maturity of any Note;

                    (iv) reduce the premium payable upon the redemption of any
Note or change the time at which any Note may be redeemed in accordance with
Article III;

                    (v) make any Note payable in money other than that stated in the Note; or

                    (vi) make any change in Section 6.6 or Section 6.7 or the
second sentence of this Section.

          (b) Subject to Section 4.10, without the consent of Holders of at least a majority in principal amount of the Notes then Outstanding, no amendment may release any Subsidiary Guarantor from its obligation under its Subsidiary
Guarantee or change any Subsidiary Guarantee in any manner that adversely affects the rights of any Holder of Notes under such Subsidiary Guarantee in any material respect.

          (c) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment under this Article IX becomes effective, the
Company shall mail to Noteholders a notice briefly describing such amendment.
The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article IX.

                                                                              67

          Section 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          Section 9.4 Revocation and Effect of Consents and Waivers. Any
amendment to any Indenture Documents, including the Notes, shall become effective in accordance with its terms when executed and delivered by the
Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver.
After an amendment or waiver becomes effective, it shall bind every Noteholder.
A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          Section 9.5 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the
Company or the Trustee so determines, the Company in exchange for the Note shall
Issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Note shall not affect the validity of such amendment.

          Section 9.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
If it does, the Trustee may but need not sign it. In signing such amendment the
Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                                                              68

          Section 9.7 Payment for Consent. Neither the Company, any Affiliate of
the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any
Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                                    ARTICLE X

                              Subsidiary Guarantees

          Section 10.1 Subsidiary Guarantees. At any time and from time to time the Company may, but shall not be obligated to, cause any one or more
Subsidiaries of the Company to become Subsidiary Guarantors by causing such
Subsidiary to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (a "Subsidiary Supplemental Indenture"), pursuant to which such Subsidiary shall provide a Subsidiary Guarantee under this Article X. Subject to the provisions of this Article X, each Subsidiary
Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and unconditionally guarantees the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company and the other Subsidiary Guarantors under the Notes, this Indenture and the other Indenture Documents whether for principal of or interest (if any)
on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed hereby by such Subsidiary Guarantor being the "Guaranteed
Obligations"). The guaranty of any Subsidiary Guarantor under this Article X pursuant to any Subsidiary Supplemental Indenture is herein referred to as a
"Subsidiary Guarantee".

          Each Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article X.

          Without limiting the generality of the foregoing, each Subsidiary
Guarantor guarantees, jointly and severally, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          Section 10.2 Guaranty Absolute. Each Subsidiary Guarantee is
irrevocable, absolute, present and unconditional. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. Each Subsidiary
Guarantor further agrees that its

                                                                              69

Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance (and not a guarantee of collection). The obligations of each
Subsidiary Guarantor under its Subsidiary Guarantee herein are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor to enforce its Subsidiary Guarantee, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of each Subsidiary Guarantor under its
Subsidiary Guarantee herein shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of this Indenture or the
Notes with respect to the Company or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

          (c) the failure to give notice to such Subsidiary Guarantor of the occurrence of a Default under the provisions of this Indenture or the Notes;

          (d) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (e) any manner of application of any sale or disposition of any assets of the Company or the proceeds thereto, to all or any of the Guaranteed
Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company;

          (f) any failure, omission, delay by or inability on the part of the
Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Notes;

          (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor (including any other Subsidiary Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor (including any other Subsidiary Guarantor), the marshaling of the assets and liabilities of the
Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the
Company or any guarantor (including any other Subsidiary Guarantor), or any of the assets of any of them;

          (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Notes to any other Person; or

          (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of

                                                                              70

the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (including any other Subsidiary
Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Notes and except as otherwise provided in Sections 4.10(a) and 8.1(b).

          Each Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. Except as expressly set forth in Sections 4.10(a), 8.1(b) and 10.3, the obligations of each Subsidiary
Guarantor under its Subsidiary Guarantee herein shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

          Section 10.3 Limitation on Liability. Any term or provision of this
Indenture to the contrary notwithstanding, the maximum, aggregate amount of the
Guaranteed Obligations Guaranteed by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this
Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          Section 10.4 Waivers. Each Subsidiary Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

          (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and each Subsidiary Guarantee;

          (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

          (c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Notes;

          (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the
Company or any other Person or any collateral; and

          (e) any duty on the part of the Trustee or any Holder to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, operation or

                                                                              71

condition of the Company and its assets now known or hereafter known by the
Trustee or such Holder.

          Section 10.5 Waiver of Subrogation and Contribution. Until this
Indenture has been discharged, each Subsidiary Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor (including any other Subsidiary Guarantor) that arise from the existence, payment, performance or enforcement of such Subsidiary
Guarantor's obligations under its Subsidiary Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any collateral which the Trustee or any
Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Subsidiary
Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the
Trustee for the benefit of the Holders to be credited and applied to the
Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section
10.5 are knowingly made in contemplation of such benefits.

          Section 10.6 No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or any Subsidiary
Guarantor.

          Section 10.7 Successors and Assigns. Until its Subsidiary Guarantee is
released pursuant to Section 4.10(a) or 8.1(b), this Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the
Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                                                                              72

          Section 10.8 Severability. Any provision of this Article X which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1 Trust Indenture Act Controls. If any provision of this
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 11.2 Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail or sent by facsimile addressed as follows:

               if to the Company or any Subsidiary Guarantor:

               237 Park Avenue
               New York, New York 10017
               Attention: Chief Legal Officer
               Facsimile: (212) 527-5693

               if to the Trustee:

               60 Livingston Avenue
               EP-MN-WS3C
               St. Paul, Minnesota 55107-2292
               Attention: Richard Prokosch
               Facsimile: (651) 495-8097

          The Company, any Subsidiary Guarantor or the Trustee by notice to the other party hereto may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be sent by first-class mail to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.
If a notice or communication is mailed to a Noteholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                                                                              73

          Section 11.3 Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the
Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon
any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                    (i) an Officers' Certificate in form and substance
reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in any case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Section 11.5 Statements Required in Certificate or Opinion. Each
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                    (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (ii) a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (iii) a statement that, in the opinion of such Person, he
has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (iv) a statement as to whether or not, in the opinion of
such Person, such covenant or condition has been complied with.

          Section 11.6 When Notes Disregarded. In determining whether the
Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be
Outstanding, except that, for the

                                                                              74

purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes
Outstanding at the time shall be considered in any such determination.

          Section 11.7 Rules by Trustee, Paying Agent and Registrar. The Trustee
may make reasonable rules for action by or a meeting of Noteholders. The
Registrar and the Paying Agent may make reasonable rules for their functions.

          Section 11.8 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          Section 11.9 Governing Law. This Indenture, the Notes and the
Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any
Subsidiary Guarantor or the Trustee under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the
Issue of the Notes.

          Section 11.11 Successors. All agreements of the Company in this
Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this
Indenture.

          Section 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this
Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        REVLON CONSUMER PRODUCTS
                                        CORPORATION

                                        By: /s/ Steven F. Schiffman
                                            ------------------------------------
                                            Name:  Steven F. Schiffman
                                            Title: Senior Vice President and
                                                   Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

By: /s/ Richard H. Prokosch
    ---------------------------------
    Name:  Richard H. Prokosch
    Title: Vice President

                                                                      APPENDIX A

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

     1. Definitions

     1.1 Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Definitive Security" means a certificated Initial Note or Exchange
Note bearing, if required, the restricted securities legend set forth in Section
2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Notes" means (1) the 9 1/2% Senior Notes Due 2011 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities
Act.

          "IAI" means an institutional "accredited investor", as defined in Rule
501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

          "Initial Purchaser(s)" means (1) with respect to the Initial Notes issued on the Issue Date, Citigroup Global Markets Inc., Bear, Stearns & Co.
Inc. and UBS Securities LLC and (2) with respect to each issuance of Additional
Notes, the Persons purchasing such Additional Notes under the related Purchase
Agreement.

          "Initial Notes" means (1) $310,000,000 aggregate principal amount of
9 1/2% Senior Notes Due 2011 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the
Securities Act.

          "Notes" means the Initial Notes, the Exchange Notes and the Private
Exchange Notes, treated as a single class.

          "Private Exchange" means the offer by the Company, pursuant to the
Registration Agreement, to the Initial Purchasers to issue and deliver to each
Initial Purchaser, in exchange for the Initial Notes held by the Initial
Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means any 9 1/2% Senior Notes Due 2011 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated March 11, 2005, among the
Company and the Initial Purchasers, and (2) with respect to each issuance of
Additional Notes, the

                                                                               2

purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Agreement dated March 16, 2005, among the Company and the Initial Purchasers and (2) with respect to each issuance of
Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related
Purchase Agreement.

          "Rule 144A Securities" means all Notes offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the custodian with respect to a Global
Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private
Exchange Notes pursuant to a Registration Agreement.

          "Transfer Restricted Securities" means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the
Securities Act set forth in Section 2.3(e) hereto.

     1.2  Other Definitions

                                                                      Defined in
                                Term                                   Section:
                                ----                                  ----------
"Agent Members"....................................................     2.1(b)
"Global Securities"................................................     2.1(a)
"IAI Global Security"..............................................     2.1(a)
"Regulation S".....................................................     2.1(a)
"Regulation S Global Security".....................................     2.1(a)
"Rule 144A"........................................................     2.1(a)
"Rule 144A Global Security"........................................     2.1(a)

     2.   The Notes.

     2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the
Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially

                                                                               3

only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A")
and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial
Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"); Initial
Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "Regulation S Global Security"); Initial Securities
initially resold to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this
Indenture.

          Beneficial interests in Regulation S Global Securities or IAI Global
Securities may be exchanged for interests in Rule 144A Global Securities if (1)
such exchange occurs in connection with a transfer of securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the
Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the
Trustee) to the effect that the beneficial interest in the Regulation S Global
Security or the IAI Global Security, as applicable, is being transferred to a
Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in Regulation S Global Securities and Rule 144A
Global Securities may be exchanged for an interest in IAI Global Securities if
(1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit B) to the effect that (A) the Regulation S Global Security or Rule
144A Global Security, as applicable, is being transferred (a) to an "accredited investor" within the meaning of 501(a)(1),(2),(3) and (7) under the Securities
Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in a Rule 144A Global Security or an IAI Global
Security may be transferred to a Person who takes delivery in the form of an interest in a

                                                                               4

Regulation S Global Security only if the transferor first delivers to the
Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of
Regulation S or Rule 144 (if applicable).

          The Rule 144A Global Security, the IAI Global Security and the
Regulation S Global Security are collectively referred to herein as "Global
Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the
Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a
Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global
Securities that (a) shall be registered in the name of the Depository for such
Global Security or Global Securities or the nominee of such Depository and (b)
shall be delivered by the Trustee to such Depository or pursuant to such
Depository's instructions or held by the Trustee as custodian for the
Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the
Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the
Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Definitive Securities. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the
Issue Date, an aggregate principal amount of $310,000,000 9 1/2% Senior Notes
Due 2011, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to
Section 2.2 of the Indenture and (3) Exchange Notes or Private Exchange Notes
for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two
Officers of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to
Section 2.1 of the Indenture, shall certify that such issuance is in compliance with Section 4.3 of the Indenture.

                                                                               5

     2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive
Securities are presented to the Registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized
               denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the
          Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the
          Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred (x)
          pursuant to an exemption from registration in accordance with Rule
          144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the
          Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a
Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                                                                               6

               (i) certification, in the form set forth on the reverse of the
          Note, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or
          (C) being transferred after expiration of the Distribution Compliance
          Period by a Person who initially purchased such Note in reliance on
          Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global
          Security; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security
          (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation
          S Global Security (in the case of a transfer pursuant to clause
          (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI
          Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase,

then the Trustee shall cancel such Definitive Security and cause, or direct the
Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global
Security, IAI Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global
Security, IAI Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule
144A Global Securities, IAI Global Securities or Regulation S Global Securities,
as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an
Officers' Certificate of the Company, a new Rule 144A Global Security, IAI
Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities.

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the
          Depository therefor. A transferor of a beneficial interest in a Global
          Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such written order instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security

                                                                               7

          and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred;

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another
          Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
          Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global
          Security from which such interest is being transferred;

               (iii) Notwithstanding any other provisions of this Appendix
          (other than the provisions set forth in Section 2.4), a Global
          Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the
          Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository;

               (iv) In the event that a Global Security is exchanged for
          Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the
          effectiveness of a Shelf Registration Statement with respect to such
          Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
          Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) Legend.

               (i) Except as permitted by the following paragraphs (ii), (iii)
          and (iv), each Security certificate evidencing the Global Securities
          (and all Notes issued in exchange therefor or in substitution thereof)
          shall bear a legend in substantially the following form:

                         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE
               HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE
               BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD,
               PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND
               ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY
               HERETO) OR (Y) BY ANY

                                                                               8

               HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING
               THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER
               CASE OTHER THAN (1) TO THE COMPANY; (2) SO LONG AS THIS SECURITY
               IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES
               ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY
               BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF
               RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
               QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE
               RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
               RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON
               THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (3)
               IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER
               THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
               TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS
               SECURITY); (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR"
               AS DEFINED IN RULE (501)(a)(1), (2), (3) OR (7) UNDER THE
               SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR
               ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY)
               THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT
               FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM
               THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE
               COMPANY AND TRUSTEE; (5) PURSUANT TO ANY EXEMPTION FROM
               REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF
               APPLICABLE) UNDER THE SECURITIES ACT; OR (6) PURSUANT TO AN
               EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN
               EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF
               ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED
               INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE
               COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION
               AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER BY IT OF
               THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE
               HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES
               FOR THE BENEFIT OF THE COMPANY THAT IT IS

                                                                               9

               (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE
               144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE
               INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR
               SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED
               INVESTOR" AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) UNDER THE
               SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR
               INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S.
               PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN
               ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF
               RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

          Each Definitive Security shall also bear the following additional legend:

               IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
               REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
               INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO
               CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
               RESTRICTIONS.

               (ii) Upon any sale or transfer of a Transfer Restricted Security
          (including any Transfer Restricted Security represented by a Global
          Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer
          Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note);

               (iii) After a transfer of any Initial Notes or Private Exchange
          Notes pursuant to and during the period of the effectiveness of a
          Shelf Registration Statement with respect to such Initial Notes or
          Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange
          Note will cease to apply, the requirements requiring any such Initial
          Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or
          Private Exchange Note or an Initial Note or Private Exchange Note in
          global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or
          Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange

                                                                              10

          Note or directions to transfer such Holder's interest in the Global
          Security, as applicable;

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such
          Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such
          Initial Notes that do not exchange their Initial Notes, and Exchange
          Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such
          Registered Exchange Offer;

               (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to
          Holders that exchange such Initial Notes in such Private Exchange;

          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for
Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the
Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to
reflect such reduction.

          (g) No Obligation of the Trustee.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice
          (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any
          Global Security shall be exercised only through

                                                                              11

          the Depository subject to the applicable rules and procedures of the
          Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners;

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4 Definitive Securities.

          (a) A Global Security deposited with the Depository or with the
Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive
Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the
Company that it is unwilling or unable to continue as Depository for such Global
Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the
Exchange Act, in either case, and a successor depository is not appointed by the
Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the
Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of
Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the
Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered
Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent

                                                                              12

Members, to take any action which a Holder is entitled to take under this
Indenture or the Notes.

          (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any
Holder to pursue a remedy pursuant to Section 6.6 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner's Notes as if such Definitive Securities had been issued.

--------------------------------------------------------------------------------

                      REVLON CONSUMER PRODUCTS CORPORATION

                          9 1/2% SENIOR NOTES DUE 2011

                                       AND

                      9 1/2% SENIOR EXCHANGE NOTES DUE 2011

                                    INDENTURE

                           DATED AS OF MARCH 16, 2005

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

                                                                               2

                                                                               3

Appendix A   - Provisions Relating to Initial Notes and Exchange Notes
Exhibit 1 to
Appendix A   - Form of Initial Notes
Exhibit A    - Form of Exchange Notes
Exhibit B    - Form of Transfer Letter of Representations
Exhibit C    - Form of Subsidiary Supplemental Indenture
Schedule I   - Permitted Transactions
Schedule 4.3 - Existing Debt

                                                                               4

                                                         EXHIBIT 1 TO APPENDIX A
                                                                              to
                                                                       INDENTURE

                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE,
AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE
ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT
WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING
THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO
LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS
A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM
NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN
RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE
CERTIFICATE OF TRANSFER ON

                                                                               5

THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH
REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4)
TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT
IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND
A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED
BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER
THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES
LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR
HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE
SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO
CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING
RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND
AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL
BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT
PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR
SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED
IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS
HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A
NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT
SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION
S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND
TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT
MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.]

                                                                               6

[*/]

CUSIP No.                                                                 $
         -----                                                             -----

                           9 1/2% Senior Note Due 2011

          Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to _____________, or registered assigns, the principal sum of
_____________ Dollars on April 1, 2011.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

          Additional provisions of this Note are set forth on the other side of this Note.

                  [Remainder of page intentionally left blank.]

                                                                               7

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                  REVLON CONSUMER PRODUCTS CORPORATION

                                        By:
                                           -------------------------------------
                                                          [Title]

[SEAL]                                  By:
                                           -------------------------------------
                                                          [Title]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

by
   ----------------------------------
         Authorized Signatory

*/ [If the Note is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 to Appendix
A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR
DECREASES IN GLOBAL SECURITY".]

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                           9 1/2% Senior Note Due 2011

1.   Interest

          Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the
Principal amount of this Note at the rate per annum shown above; provided, however, that if (a) by June 14, 2005, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, the rate per annum at which this Note bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the date on which the
Shelf Registration Statement or the Exchange Offer Registration Statement is
filed and (ii) October 12, 2005; and if (b) by October 12, 2005, neither (i) the
Registered Exchange Offer is consummated nor (ii) the Shelf Registration
Statement is declared effective, the rate per annum at which this Note bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii)
the effective date of the Shelf Registration Statement. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October
1, 2005; provided, however, that interest accruing on this Note prior to the consummation of the Registered Exchange Offer will be paid to the holder of this
Note or the Exchange Note, as the case may be, on the record date preceding the interest payment date following the consummation of the Registered Exchange
Offer. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 16, 2005.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Notes to the persons who are registered holders of
Notes at the close of business on the March 15 and September 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to the Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including Principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The
Company will make all payments in respect of a Definitive Security (including
Principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive
Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the

United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent, Registrar and Collateral Agent

          Initially, U.S. Bank National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any
Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as
Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Notes under an Indenture dated as of March 16,
2005 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb)
as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the
Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. [This Note is one of the Initial Notes referred to in the Indenture.] The Notes include the
Initial Notes, any Additional Notes that may be issued under the Indenture and any Exchange Notes issued in exchange for Initial Notes]. [This Note is one of the Additional Notes. The Notes include such Additional Notes, the Initial Notes and any Exchange Notes issued in exchange for Initial Notes.] The Initial Notes, the Exchange Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things: the issuance of debt and redeemable stock by the Company;
the issuance of debt and preferred stock by the Subsidiaries of the Company; the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations by the Company and its
Subsidiaries; the incurrence by the Company and its Subsidiaries of Liens on its
property and assets; the sale or transfer of assets and Subsidiary stock by the
Company and its Subsidiaries; and transactions with Affiliates. In addition, the
Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.   Optional Redemption

          Except as set forth in this paragraph 5, the Company may not redeem the Notes prior to April 1, 2008. On and after such date, the Notes may be redeemed at the option of the Company in whole at any time, or in part from time to time, at the following redemption prices (expressed in percentages of
Principal amount), plus accrued interest to

                                       2

the redemption date if redeemed during the 12-month period beginning on April 1 of the years indicated below:

                                                                      Redemption
Year                                                                     Price
----                                                                  ----------
2008...............................................................    104.750%
2009...............................................................    102.375%
2010...............................................................    100.000%

          In addition, the Notes may be redeemed at the option of the Company, at any time or from time to time prior to April 1, 2008, as a whole or in part, at a redemption price per Note equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

          Prior to April 1, 2008, the Company, at its option, may redeem up to
35% of the aggregate Principal amount of the outstanding Notes with, and to the extent the Company actually receives, the net proceeds of one or more Public
Equity Offerings from time to time, at a redemption price of 109.5% of the
Principal amount thereof, plus accrued interest to the redemption date;
provided, however, that at least 65% of the aggregate Principal amount of the
Notes must remain outstanding after each such redemption.

6.   Notice of Redemption

          Notice of redemption under paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000.
If money sufficient to pay the redemption price of and accrued interest on all
Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions

          Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to the Put Amount of the Notes to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

                                       3

8.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of
$1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a
Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the
Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9.   Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Subsidiary Guarantees

          At any time and from time to time the Company may, but shall not be obligated to, cause one or more of its Subsidiaries to unconditionally and jointly and severally guarantee the payment of Principal of and interest, if any, on the Notes and other obligations of the Company under the Notes and the
Indenture, pursuant to, and subject to the terms (including release provisions)
of, Section 4.10 and Article X of the Indenture.

11.  Unclaimed Money

          If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the
Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the
Indenture, any Subsidiary Guarantee or the Notes may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of

                                       4

the Holders of a majority in Principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any
Noteholder, the Company and the Trustee may amend the Indenture, any Subsidiary
Guarantee or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated
Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes (or to remove such guarantees, subject in the case of the Subsidiary Guarantees, to the provisions of Section 4.10 of the Indenture)
or to secure the Notes (or thereafter to release such security), or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the
Indenture under the Act, or to otherwise comply with the Act, or to provide for the issuance of the Exchange Notes, or to make any change that does not adversely affect the rights of any Noteholder. A consent to any amendment or waiver of any provision in the Indenture or in the Notes by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.

14.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of Principal on the
Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon declaration of acceleration or otherwise, or failure by the Company to repurchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v)
certain events of bankruptcy or insolvency with respect to the Company or any
Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25 million if such default continues for 10 days after the required notice to the Company; and (vii) a Subsidiary Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) if such
Default continues for 10 days after the required notice to the Company or denial or disaffirmation by a Subsidiary Guarantor of its obligations under its
Subsidiary Guarantee. If an Event of Default occurs and is continuing, the
Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

                                       5

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its
Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, and any Subsidiary Guarantor or the Trustee under the Notes, the Indenture or any other Indenture Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication

          This Note shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Agreement

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

                                       6

21.  Governing Law

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to the Company at:

          237 Park Avenue
          New York, New York 10017
          Attention of Chief Legal Officer

                                       7

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

               (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

            and irrevocably appoint __________________ agent to transfer this
            Note on the books of the Company. The agent may substitute another to act for him.

Date:                    Your Signature:
      ----------------                   ---------------------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Note.)

            In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in
Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)   [_]   to the Company; or

(2)   [_]   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)   [_]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with
            Rule 904 under the Securities Act of 1933; or

(4)   [_]   inside the United States to an institutional "accredited investor"
            (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and agreements (the form of which certificate can be obtained from the
            Company or the Trustee);

(5)   [_]   pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

                                       8

(6)   [_]   pursuant to an effective registration statement under the Securities
            Act of 1933.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        ----------------------------------------
                                        Signature

Signature Guarantee:
                                        ----------------------------------------
                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting
                                        the requirements of the Registrar, which
                                        requirements include membership or
                                        participation in the Security Transfer
                                        Agent Medallion Program ("STAMP") or
                                        such other "signature guarantee program"
                                        as may be determined by the Registrar in
                                        addition to, or in substitution for,
                                        STAMP, all in accordance with the
                                        Securities Exchange Act of 1934, as
                                        amended.

                                       9

           -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this
Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of
1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------                 ----------------------------------------
                                        NOTICE:  To be executed by an executive
                                        officer

                                       10

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of    Amount of         Amount of         Principal         Signature of
Exchange   decrease in       increase in       amount of this    authorized
           Principal         Principal         Global Security   officer of
           amount of this    amount of this    following such    Trustee or Notes
           Global Security   Global Security   decrease or       Custodian
                                               increase)

                                       11

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:

                                      [_]

            If you want to elect to have only part of this Note purchased by the
Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount in
Principal amount: $ ______

Date:                                   Your Signature:
      ---------------                                   ------------------------
                                           (Sign exactly as your name appears on
                                                   the other side of this Note.)

Signature Guarantee:
                     ---------------------------------------
                         (Signature must be guaranteed.)

            Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

                                       12

                                                                       EXHIBIT A
                                                                              to
                                                                       INDENTURE

           [FORM OF FACE OF EXCHANGE NOTES OR PRIVATE EXCHANGE NOTES]

[*/]

CUSIP No.                                                              $
          ------------                                                  --------

                      9 1/2% Senior Exchange Note Due 2011

            Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to ______________, or registered assigns, the principal sum of
____________ Dollars on April 1, 2011.

            Interest Payment Dates: April 1 and October 1.

            Record Dates: March 15 and September 15.

            Additional provisions of this Note are set forth on the other side of this Note.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                           REVLON CONSUMER PRODUCTS
                                                        CORPORATION

                                                 By:
                                                     ---------------------------
                                                             [Title]

[SEAL]                                           By:
                                                     ---------------------------
                                                             [Title]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

by
   -------------------------------
Authorized Signatory

                                       2

*/ [If the Note is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 to Appendix
A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR
DECREASES IN GLOBAL SECURITY".]

**/ [If the Note is a Private Exchange Note issued in a Private Exchange to an
Initial Purchaser holding an unsold portion of its initial allotment, add the
Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment
Form included in this Exhibit A with the Assignment Form included in such
Exhibit 1 to Appendix A.]

                                       3

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTES]

                      9 1/2% Senior Exchange Note Due 2011

1.   Interest

          Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the
Principal amount of this Note at the rate per annum shown above (without duplication of the interest that accrued on the Initial Note in exchange for which this Note was issued)[; provided, however, that if (a) by June 14, 2005, neither the Shelf Registration Statement nor the Exchange Offer Registration
Statement has been filed with the SEC, the rate per annum at which this Note bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) October 12, 2005;
and if (b) by October 12, 2005, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, the rate per annum at which this Note bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf
Registration Statement.](1) The Company will pay interest semiannually on April
1 and October 1 of each year, commencing October 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid on the
Initial Notes, or, if no interest has been paid on the Initial Notes or the
Exchange Notes, as the case may be, from March 16, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Notes plus 1%
per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Notes to the persons who are registered holders of Notes at the close of business on the March 15 and September 15 immediately preceding the interest payment date even if Exchange Notes are canceled after the record date and on or before the interest payment date.
Holders must surrender Notes to the Paying Agent to collect Principal payments.
The Company will pay interest referred to in paragraph 1 of the Initial Notes
(except defaulted interest) on the Initial Notes in exchange for which the
Exchange Notes were issued to the Persons who, at the close of business on the
March 15 and September 15 next preceding each interest payment date, are registered holders of such Initial Notes, if such record date occurs prior to such

----------
(1)  Insert if at the time of issuance of the Exchange Note neither the
     Registered Exchange Offer has been consummated nor a Shelf Registration
     Statement has been declared effective in accordance with the Registration
     Agreement.

exchange, or registered holders of the Exchange Notes, if such record date occurs on or after the date of such exchange, even if Exchange Notes are canceled after the record date and on or before the interest payment date. The
Company will pay principal, interest and premium, if any, in money of the United
States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a global note
(including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The
Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a
U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the
Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent, Registrar and Collateral Agent

          Initially, U.S. Bank National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any
Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as
Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Notes under an Indenture dated as of March 16,
2005 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb)
as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the
Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the
Additional Notes, the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes, the Exchange Notes and any Additional
Notes are treated as a single class of securities under the Indenture. The
Indenture imposes certain limitations on, among other things: the issuance of debt and redeemable stock by the Company; the issuance of debt and preferred stock by the Subsidiaries of the Company; the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and
Subordinated Obligations by the Company and its Subsidiaries; the incurrence by the Company and its Subsidiaries of Liens on its property and assets; the sale or transfer of assets and Subsidiary stock by the Company and its Subsidiaries;
and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from
Subsidiaries.

                                       2

5.   Optional Redemption

          Except as set forth in this paragraph 5, the Company may not redeem the Notes prior to April 1, 2008. On and after such date, the Notes may be redeemed at the option of the Company in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of
Principal amount), plus accrued interest to the redemption date if redeemed during the 12-month period beginning on April 1 of the years indicated below:

                                     Redemption
Year                                    Price
----                                 ----------
2008..............................    104.750%
2009..............................    102.375%
2010..............................    100.000%

          In addition, the Notes may be redeemed at the option of the Company, at any time or from time to time prior to April 1, 2008, as a whole or in part at a redemption price per Note equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

          Prior to April 1, 2008, the Company, at its option, may redeem up to
35% of the aggregate Principal amount of the outstanding Notes with, and to the extent the Company actually receives, the net proceeds of one or more Public
Equity Offerings from time to time, at a redemption price of 109.5% of the
Principal amount thereof, plus accrued interest to the redemption date;
provided, however, that at least 65% of the aggregate Principal amount of the
Notes must remain outstanding after each such redemption.

6.   Notice of Redemption

          Notice of redemption under paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000.
If money sufficient to pay the redemption price of and accrued interest on all
Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

                                       3

7.   Put Provisions

          Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to the Put Amount of the Notes to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of
$1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a
Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the
Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9.   Subsidiary Guarantees

          At any time and from time to time the Company may, but shall not be obligated to, cause one or more of its Subsidiaries to unconditionally and jointly and severally guarantee the payment of Principal of and interest, if any, on the Notes and other obligations of the Company under the Notes and the
Indenture, pursuant to, and subject to the terms (including release provisions)
of, Section 4.10 and Article X of the Indenture.

10.  Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

          If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the
Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits

                                       4

with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may
be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the
Indenture, any Subsidiary Guarantee or the Notes may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Notes. Subject to certain exceptions set forth in the
Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture, any Subsidiary Guarantee or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the
Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add to add guarantees with respect to the Notes (or to remove such guarantees, subject in the case of the Subsidiary Guarantees, to the provisions of Section 4.10 of the Indenture) or to secure the Notes (or thereafter to release such security), or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the
Act, or to otherwise comply with the Act or to provide for the issuance of the
Exchange Notes, or to make any change that does not adversely affect the rights of any Noteholder. A consent to any amendment or waiver of any provision in the
Indenture or in the Notes by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.

14.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of Principal on the
Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon declaration of acceleration or otherwise, or failure by the Company to repurchase Notes when required; (iii) failure by the Company, as applicable, to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25 million if such default continues for 10 days after the required notice to the Company; and (vii) a Subsidiary Guarantee ceasing to be in full force and effect (other than in accordance with the
Indenture) if such default continues for 10 days after the required notice to the Company or denial or disaffirmation by a Subsidiary Guarantor of its obligations under its Subsidiary Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of

                                       5

bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its
Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, and any Subsidiary Guarantor or the Trustee under the Notes, the Indenture or any other Indenture Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication

          This Note shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption

                                       6

as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Agreement

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to the Company at:

          237 Park Avenue
          New York, New York 10017
          Attention of Chief Legal Officer

                                       7

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint _______________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                  Your Signature:
      ----------------                 -----------------------------------------
                                       (Sign exactly as your name appears on the
                                       other side of this Note.)

                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting
                                       the requirements of the Registrar, which
                                       requirements include membership or
                                       participation in the Security Transfer
                                       Agent Medallion Program ("STAMP") or such
                                       other "signature guarantee program" as
                                       may be determined by the Registrar in
                                       addition to, or in substitution for,
                                       STAMP, all in accordance with the
                                       Securities Exchange Act of 1934, as
                                       amended.

                                       8

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:

                                       [_]

          If you want to elect to have only part of this Note purchased by the
Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount in
Principal amount: $ ______

Date:                    Your Signature:
      ------------------                 ---------------------------------------
                                         (Sign exactly as your name appears on
                                          the other side of the Note.)

Signature Guarantee:
                     --------------------------------------------------------
                     Signatures must be guaranteed by an "eligible guarantor
                     institution" meeting the requirements of the Registrar,
                     which requirements include membership or participation in
                     the Security Transfer Agent Medallion Program ("STAMP") or
                     such other "signature guarantee program" as may be
                     determined by the Registrar in addition to, or in
                     substitution for, STAMP, all in accordance with the
                     Securities Exchange Act of 1934, as amended.

                                       9

                                                                       EXHIBIT B
                                                                              to
                                                                       INDENTURE

                      [FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                     [date]

Revlon Consumer Products Corporation
c/o U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
Attention: Richard Prokosch

Dear Sirs:

          This certificate is delivered to request a transfer of $ ___ aggregate principal amount of 9 1/2% Senior Notes due 2011 (the "Notes") of Revlon
Consumer Products Corporation (the "Company").

          The undersigned represents and warrants to you that:

          (1) We are an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of
          1933 as amended (the "Securities Act")), and we are acquiring the
          Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business.
          We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          (2) We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale
          Restriction Termination Date") only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) in a transaction

          complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer"
          within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) pursuant to any other exemption from registration under the Securities Act or (vi) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the
          Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor", subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale
          Restriction Termination Date. If any resale or other transfer of the
          Notes is proposed to be made pursuant to clause (vi) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the trustee under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the
          Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the
          Notes pursuant to clauses (iv), (v) or (vi) above prior to the Resale
          Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the
          Company and the Trustee.

          (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         By:
                                             -----------------------------------
                                                     (Name of Purchaser)

                                       2

                                         Date:

          Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                                     TAXPAYER ID
NAME                             ADDRESS                               NUMBER:
----                             -------                               ------

                                        3

                                                                       EXHIBIT C
                                                                              to
                                                                       INDENTURE

                   [FORM OF SUBSIDIARY SUPPLEMENTAL INDENTURE]

          SUBSIDIARY SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, between ________________, a _____________ (the "New
Guarantor"), and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation
(the "Company"), and the Trustee heretofore executed and delivered the
Indenture, dated as of March 16, 2005 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 9 1/2% Senior Notes Due 2011
(the "Notes") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

          WHEREAS, the Company desires the New Guarantor to execute and deliver to the Trustee this Subsidiary Supplemental Indenture pursuant to which the New
Guarantor shall provide an Indenture Guarantee as set forth in Article X of the
Indenture;

          WHEREAS, Section 9.1(iv) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes without notice to or consent of any Holders of the Notes to add Subsidiary Guarantees; and

          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the New Guarantor.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Company, [the existing Subsidiary Guarantors], the New Guarantor and the Trustee
mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                             Agreement to Guarantee

          Section 1.1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, irrevocably and unconditionally, to guarantee the punctual payment when due, whether at Stated
Maturity, by acceleration or otherwise, of all obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture and the other Indenture
Documents on the terms and subject to the conditions set forth in Article X of the Indenture, which

                                       i

guarantee shall be subject to automatic release in accordance with the provisions of Sections 4.10(a) and 8.1(b) of the Indenture.

          Section 1.2. Trustee's Acceptance. The Trustee hereby accepts this
Supplemental Indenture and agrees to perform the same under terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  Miscellaneous

          Section 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, [the existing Subsidiary
Guarantors], the New Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          Section 2.2. Indenture Remains in Full Force and Effect. Except as
supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

          Section 2.3. Indenture and Supplemental Indenture Construed Together.
This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental
Indenture shall henceforth be read and construed together.

          Section 2.4. Confirmation and Preservation of Indenture. The Indenture
as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

          Section 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this
Supplemental Indenture, as the case may be.

          Section 2.6. Severability. In case any provision in this Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.7. Benefits of Supplemental Indenture. Nothing in this
Supplemental Indenture or the Notes, express or implied, shall give to any
Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the

                                       ii

Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

          Section 2.8. Successors. All agreements of the New Guarantor in this
Supplemental Indenture shall bind its successors except as provided in the
Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          Section 2.9. Certain Duties and Responsibilities of the Trustee. In
entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New
York.

          Section 2.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

          Section 2.12. Headings. The Article and Section headings herein are have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.

                                         [NEW GUARANTOR]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         REVLON CONSUMER PRODUCTS CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       iii

                                         [EXISTING GUARANTORS]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         U.S. BANK NATIONAL ASSOCIATION
                                            as Trustee

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       iv